Exhibit (a)(1)(A)

DELL INC.

OFFER TO PURCHASE FOR CASH

OUTSTANDING OPTIONS

TO PURCHASE COMMON STOCK

UNDER THE

DELL INC. 2012 LONG-TERM INCENTIVE PLAN

AND THE

DELL INC. AMENDED AND RESTATED 2002 LONG-TERM INCENTIVE PLAN

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT

11:59 P.M., NEW YORK CITY TIME, ON OCTOBER 25, 2013

UNLESS THE OFFER IS EXTENDED

Dell Inc. (“Dell,” the “Company,” “we,” “us” or “our”) hereby offers to purchase outstanding options, whether or not vested, to purchase shares of Dell common stock granted under the stock plans indicated herein in exchange for the cash payment described below, upon the terms and subject to the conditions set forth in this offer to purchase. This offer is limited to outstanding options granted under the Dell Inc. 2012 Long-Term Incentive Plan, or our “2012 Plan,” and the Dell Inc. Amended and Restated 2002 Long-Term Incentive Plan, or our “2002 Plan,” and each reference in this offer to purchase to an “option” or “option grant” subject to the offer refers solely to outstanding options granted under our 2012 Plan and our 2002 Plan. Any outstanding options granted under our 2012 Plan and our 2002 Plan that are held by residents of the People’s Republic of China are excluded from this offer. All other outstanding options granted under our 2012 Plan and our 2002 Plan, which represent rights to purchase a total of 70,624,718 shares of Dell common stock as of the date of this offer to purchase, are eligible to be tendered in the offer. Options granted under our stock plans other than our 2012 Plan and our 2002 Plan are not eligible to be tendered in the offer.

Upon the completion of this offer, subject to the minimum payment with respect to each option grant as described in the next sentence below, each option grant under our 2012 Plan and our 2002 Plan validly tendered and not withdrawn that we accept for payment will be canceled and we will pay the holder of the tendered option grant an amount in cash with respect to each such tendered option grant, without interest and reduced by any applicable tax withholdings, equal to the product of the total number of shares of Dell common stock issuable upon exercise of such tendered option grant when fully vested, multiplied by:

•	An amount equal to the excess of U.S. $13.75 over the per share exercise price of the option grant, if the per share exercise price is U.S. $13.05 or less

•	U.S. $0.70, if the per share exercise price of the option grant is U.S. $13.06 to U.S. $15.50

•	U.S. $0.40, if the per share exercise price of the option grant is U.S. $15.51 to U.S. $20.00

•	U.S. $0.20, if the per share exercise price of the option grant is U.S. $20.01 to U.S. $25.00

•	U.S. $0.10, if the per share exercise price of the option grant is U.S. $25.01 to U.S. $50.00

Notwithstanding the foregoing, if an option holder elects to participate in the offer, in no event will the holder receive less than U.S. $300 for each option grant validly tendered and not withdrawn, without interest and reduced by any applicable tax withholdings. The exercise prices indicated above give effect to a $0.13 reduction in the per share exercise price of each outstanding option grant that will occur before the expiration of this offer in connection with our payment of a special cash dividend of $0.13 per share to record holders of Dell common stock, as of a date to be determined, pursuant to the merger agreement, as amended, described below.

If you choose to tender any of your outstanding options in the offer, you must tender all outstanding options that you hold. Partial tenders of options will not be accepted.

We are making this offer pursuant to the requirements of a merger agreement, as amended, under which Dell will be indirectly acquired in a merger transaction by Denali Holding Inc., or “Parent,” a Delaware corporation that is currently owned by Michael S. Dell, the Chairman and Chief Executive Officer of the Company, and investment funds affiliated with Silver Lake Partners, a global private equity firm. Dell stockholders voted to adopt the merger agreement, as amended, at a special meeting of stockholders held on September 12, 2013. At the effective time of the merger contemplated by the merger agreement, or the “merger,” Parent’s merger subsidiary will be merged with and into Dell, with Dell surviving the merger as an indirect wholly-owned subsidiary of Parent, and each share of Dell common stock outstanding immediately prior to the effective time of the merger (other than certain excluded shares and shares held by any Dell stockholders who are entitled to and properly exercise appraisal rights under Delaware law) will be canceled and converted into the right to receive the merger consideration of U.S. $13.75 in cash, without interest, less any applicable withholding taxes. In addition, the merger agreement, as amended, provides that we will pay a special cash dividend of $0.13 per share to record holders of Dell common stock as of a date to be determined prior to the effective time of the merger. This offer will allow holders of our outstanding options granted under our 2012 Plan and our 2002 Plan to realize compensatory value for those options through the opportunity to receive a cash payment for the options in connection with the merger even though such holders are not entitled to receive a cash payment for those options under the merger agreement.

The consummation of the offer is not conditioned on any minimum total number of outstanding options being tendered, but the offer is conditioned on the completion of the merger and the satisfaction of other conditions described in the sections of this offer to purchase entitled “The Offer – 8. Conditions of the Offer” and “The Merger – 2. Conditions to Consummation of the Merger.” We expect the offer to be consummated at or promptly after the effective time of the merger.

If you do not tender your options in the offer and the merger is completed:

•	you will not be entitled to receive the cash payment being offered to you in the offer for the cancellation of your options, and

•

your options will be converted at the effective time of the merger into options to purchase Parent common stock on substantially the same terms and conditions (including vesting conditions) applicable to the options immediately prior to the effective time of the merger.

If you do not tender your options and those options are converted into options to purchase Parent common stock, the conversion of your options will have significant consequences for you. Parent’s common stock will not be traded on any public securities market and neither Parent nor Dell will be required to file reports with the Securities and Exchange Commission. As a result, your ability as a holder of converted options to obtain financial and other information about Parent and Dell will be limited and you may find it difficult to sell Parent shares you acquire upon your exercise of any converted options, which could adversely affect your ability to obtain the cash necessary to pay the option exercise price and associated taxes. In addition, if you do not tender your options and those options are converted into options to purchase Parent common stock, your ownership of converted options could limit your eligibility to participate in incentive compensation plans at Dell after the merger and, if you are eligible to participate in any such plans, the level of any participation by you in those plans. For a discussion of the significant consequences of deciding not to participate in the offer, see “Significant Consequences to Non-Participating Option Holders.”

If you wish to tender your options in the offer, you must complete and submit to us your tender election either online through the tender offer website at www.delltenderoffer.com or in paper form in accordance with the procedures described in this offer to purchase, in either case before 11:59 p.m., New York City time, on October 25, 2013 (or on any later expiration date if the offer is extended). Only tender elections that are complete, submitted and actually received by the deadline will be accepted.

If you have questions about the offer, experience technical difficulties with the tender offer website, do not receive e-mail confirmation of receipt of your online election within one business day after submission, need assistance in submitting a paper election form, or would like to receive paper copies of this offer to purchase and the accompanying documents, please e-mail ContactUs@DellTenderOffer.com or call the Dell Offer to Purchase Service Center at 800-752-2702 (U.S.) or +1-857-362-5936 (international). Representatives are available to help you Monday through Friday from 8:00 a.m. to 10:00 p.m., New York City time, excluding U.S. holidays.

IMPORTANT

Although our board of directors has approved the making of the offer, neither we nor our board of directors makes any recommendation as to whether you should tender or refrain from tendering your outstanding options for cancellation in exchange for the cash payment described in this offer to purchase. You must make your own decision on whether or not to tender your outstanding options.

Neither the SEC nor any state securities commission has approved or disapproved this offer or passed upon the accuracy or adequacy of this offer. Any representation to the contrary is a criminal offense.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD ELECT TO TENDER OR REFRAIN FROM TENDERING YOUR OUTSTANDING OPTIONS FOR CANCELLATION IN EXCHANGE FOR THE CASH PAYMENT BEING OFFERED PURSUANT TO THIS OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS OFFER TO PURCHASE AND THE OTHER INFORMATION TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS

CONTAINED IN THIS OFFER TO PURCHASE. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

If the making of the offer is not in compliance with the laws of any U.S. jurisdiction, we will make a good faith effort to revise the offer to comply with any such laws. If, after such good faith effort, we cannot comply with any such laws, the offer will not be made to, nor will elections be accepted from or on behalf of, the option holders residing in any such jurisdiction.

Offer to purchase dated September 26, 2013

TABLE OF CONTENTS

PAGE

SUMMARY TERM SHEET		1

QUESTIONS AND ANSWERS ABOUT THE OFFER		10

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION		23

SIGNIFICANT CONSEQUENCES TO NON-PARTICIPATING OPTION HOLDERS		25

THE OFFER		28

1.	General	28
2.	Number of Options; Expiration Date	30
3.	Purpose of the Offer; Plans	31
4.	Procedures for Tendering Outstanding Options	32
5.	Withdrawal Rights	34
6.	Acceptance of Tendered Options and Payment	37
7.	Extension; Amendment; Termination of the Offer	38
8.	Conditions of the Offer	39
9.	Price Range of Dell Common Stock Underlying the Options	40
10.	Source and Amount of Consideration	41
11.	Information Concerning Dell	41
12.	Interests of Directors and Officers; Transactions and Arrangements Concerning the Options	41
13.	Status of Options Canceled by Us in the Offer; Accounting Consequences of the Offer	43
14.	Legal Matters; Regulatory Approvals	43
15.	Material U.S. Federal Income Tax Consequences	44
16.	Fees and Expenses	44
17.	Additional Information	45
18.	Miscellaneous	46

THE MERGER		47

1.	General	47
2.	Conditions to Consummation of the Merger	47
3.	Information Regarding Merger Proxy Statement	49

SCHEDULE A –	INFORMATION CONCERNING THE DIRECTORS AND OFFICERS OF DELL INC.

i

MATERIAL NON-U.S. TAX CONSEQUENCES	APPENDIX
Argentina	1
Australia	2
Austria	3
Belgium	4
Brazil	5
Canada	6
Chile	7
Colombia	8
Croatia	9
Czech Republic	10
Denmark	11
Finland	12
France	13
Germany	14
Greece	15
Hong Kong	16
India	17
Indonesia	18
Ireland	19
Israel	20
Italy	21
Japan	22
Korea	23
Malaysia	24
Mexico	25
Morocco	26
Netherlands	27
Norway	28
Pakistan	29
Panama	30
Philippines	31
Poland	32
Portugal	33
Puerto Rico	34
Russia	35
Singapore	36
Slovak Republic	37
South Africa	38
Spain	39
Sweden	40
Switzerland	41
Taiwan	42
Thailand	43
Turkey	44
United Arab Emirates	45
United Kingdom	46
Venezuela	47
Vietnam	48

ii

SUMMARY TERM SHEET

We are providing this summary term sheet for your convenience. The summary term sheet does not describe all of the terms of the offer to the same extent that they are described elsewhere in this offer to purchase. We encourage you to read this entire document because it contains the full terms of the offer. We have included references to the sections of this offer to purchase where you will find more complete disclosure.

We refer to this document, together with the schedule and the appendices hereto, as the “offer to purchase.” The offer to purchase, together with the tender election form, the withdrawal election form and the other documents accompanying the offer to purchase, constitute the “offer” made hereby.

The offer	Dell is offering you the opportunity to tender all, but not less than all, of your options to purchase Dell common stock, whether or not vested, that were granted to you under the Dell Inc. 2012 Long-Term Incentive Plan, which we refer to as our “2012 Plan,” or the Dell Inc. Amended and Restated 2002 Long-Term Incentive Plan, which we refer to as our “2002 Plan.” This offer is limited to outstanding options granted under our 2012 Plan and our 2002 Plan, and each reference in this offer to purchase to an “option” or “option grant” subject to the offer refers solely to outstanding options granted under our 2012 Plan and our 2002 Plan. Any outstanding options granted under our 2012 Plan and our 2002 Plan that are held by residents of the People’s Republic of China are excluded from this offer. All other outstanding options granted under our 2012 Plan and our 2002 Plan, which represent rights to purchase a total of 70,624,718 shares of Dell common stock as of the date of this offer to purchase, are eligible to be tendered in the offer. All of our outstanding options granted under our 2012 Plan and our 2002 Plan are held by current or former employees, directors, advisors and consultants of Dell and our subsidiaries, or by their permitted transferees.

If you choose to tender any of your outstanding options in the offer, you must tender all outstanding options that you hold. Partial tenders of your options will not be accepted.

Outstanding options granted under our stock plans other than our 2012 Plan and our 2002 Plan are not eligible to be tendered in the offer. Outstanding options granted under those other stock plans will be canceled at the effective time of the merger in exchange for cash payments with respect to such options equal to the amounts that would have been paid for such options if they had been eligible to be tendered in the offer and the holders thereof had tendered such options in the offer.

See “The Offer.”

Payment for your outstanding options	Unless we terminate the offer before its expiration date or the conditions to the offer are not satisfied or waived, upon the completion of the offer, subject to the minimum payment with respect to each option grant as described in the next sentence below, each option grant under our 2012 Plan and our 2002 Plan you validly tender and do not withdraw and that we accept for payment will be canceled and we will pay you an amount in cash with respect to each such tendered option grant, without interest and reduced by any applicable tax withholdings, equal to the product of the total number of shares of Dell common stock issuable upon exercise of such tendered option grant when fully vested, multiplied by:

•	An amount equal to the excess of U.S. $13.75 over the per share exercise price of the option grant, if the per share exercise price is U.S. $13.05 or less

•	U.S. $0.70, if the per share exercise price of the option grant is U.S. $13.06 to U.S. $15.50

•	U.S. $0.40, if the per share exercise price of the option grant is U.S. $15.51 to U.S. $20.00

•	U.S. $0.20, if the per share exercise price of the option grant is U.S. $20.01 to U.S. $25.00

•	U.S. $0.10, if the per share exercise price of the option grant is U.S. $25.01 to U.S. $50.00

Notwithstanding the foregoing, if you elect to participate in the offer, in no event will you receive less than U.S. $300 for each option grant validly tendered and not withdrawn, without interest and reduced by any applicable tax withholdings. See “The Offer – 1. General.” The exercise prices indicated above give effect to a $0.13 reduction in the per share exercise price of each outstanding option grant that will occur before the expiration of this offer in connection with our payment of a special cash dividend of $0.13 per share to record holders of Dell common stock, as of a date to be determined, pursuant to the merger agreement (as defined below).

Duration of the offer	The offer will expire at 11:59 p.m., New York City time, on October 25, 2013, unless we choose to extend the offer or to terminate the offer before that time. Subject to the requirements of applicable law and the terms and conditions of the offer, we reserve the right to extend, terminate or modify the offer in our reasonable discretion.

We expect the offer to be consummated at or promptly after the effective time of the merger and we expect to extend the offer from time to time until the conditions to the merger are satisfied or waived and the merger is completed. The offer will terminate, without any further action by us, if the merger agreement is terminated in accordance with its terms. See “The Offer – 2. Number of Options; Expiration Date” and “The Offer – 7. Extension; Amendment; Termination of the Offer.”

Conditions of the offer	The offer is not conditioned on participation by any minimum number of option holders in the offer or on the tender of any minimum total number of outstanding options. To participate in the offer, however, an option holder must tender in the offer all of the holder’s outstanding options granted under our 2012 Plan and our 2002 Plan. In addition, the offer is conditioned on the consummation of the merger and the other conditions described in this offer to purchase. See “The Offer – 8. Conditions of the Offer” and “The Merger – 2. Conditions to Consummation of the Merger.”

Purpose of the offer

We are making the offer pursuant to the requirements of the Agreement and Plan of Merger, dated as of February 5, 2013, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of August 2, 2013 (which, as it may be further amended from time to time, we refer to as the “merger agreement”), by and among Parent, Denali Intermediate Inc., or “Intermediate,” a Delaware corporation and a wholly-owned subsidiary of Parent, and Denali Acquiror Inc., or “Merger Sub,” a Delaware corporation and a wholly-owned subsidiary of Intermediate. Pursuant to the merger agreement, Merger Sub will be merged with and into Dell, with Dell surviving the merger as a direct wholly-owned subsidiary of Intermediate and an indirect wholly-owned subsidiary of Parent, and each share of Dell common stock outstanding immediately prior to the effective time of the merger (other than certain excluded shares and shares held by any Dell stockholders who are entitled to and properly exercise appraisal rights under Delaware law) will be canceled and converted into the right to receive merger consideration of U.S. $13.75 in cash, without interest, less any applicable withholding taxes. In addition, the merger agreement provides that we will pay a special cash dividend of $0.13 per share to record holders of Dell common stock, as of a date to be determined, prior to the effective time of the merger. In connection with our payment of the special dividend, the merger agreement requires us to take all necessary action to reduce by $0.13 the exercise price per share of each option to purchase Dell common stock, whether vested or unvested, outstanding at the time we pay the special dividend. Parent currently is owned by Michael S. Dell, the Chairman and Chief Executive Officer of the Company, and investment funds affiliated with Silver Lake Partners, a global private equity firm. We refer to Parent, Intermediate and Merger Sub as the “Parent Parties.” Dell stockholders voted to adopt the merger agreement at a special meeting of stockholders held on September 12, 2013.

The offer will allow holders of the outstanding options granted under our 2012 Plan and our 2002 Plan to realize compensatory value for those options through the opportunity to receive a cash payment for the options in connection with the merger even though such holders are not entitled to receive a cash payment for those options under the merger agreement.

See “The Offer – 3. Purpose of the Offer; Plans.”

How to participate in the offer

If you would like to participate in the offer and tender all of your outstanding options granted under our 2012 Plan and our 2002 Plan, you should either submit your tender election online at www.delltenderoffer.com or complete your tender election in paper form and return it to us before the expiration of the offer in accordance with the procedures described in “The Offer – 4. Procedures for Tendering Outstanding Options.”

Withdrawal rights	If you tender your outstanding options and later would like to withdraw your previously-submitted tender, you must notify us of the withdrawal before the expiration of the offer either by submitting a withdrawal election online at www.delltenderoffer.com or in paper form in accordance with the procedures described in “The Offer – 5. Withdrawal Rights.” The election to withdraw the tender of any tendered options must be made with respect to all of your options granted under our 2012 Plan and our 2002 Plan, and we will not accept a withdrawal election for fewer than all such outstanding options previously tendered by you. The submission of a withdrawal election, whether through the tender offer website or in paper form, will result in the withdrawal from the offer of all of your previously-tendered options.

If you deliver a withdrawal election to us either online or in paper form, you may still re-tender your outstanding options by submitting a new tender election through the tender offer website at www.delltenderoffer.com or by delivering to us a newly completed tender election in paper form before the expiration of the offer. In all cases, the last election properly submitted and actually received by us through the tender offer website or in paper form before the expiration of the offer will prevail. See “The Offer – 5. Withdrawal Rights.”

Consequences of failure to tender	If you do not tender your options in the offer and the merger is completed:

•	you will not be entitled to receive the cash payment being offered to you in the offer for the cancellation of your options, and

•

your options will be converted at the effective time of the merger into options to purchase Parent common stock on substantially the same terms and conditions (including vesting conditions) applicable to the options immediately prior to the effective time of the merger.

The conversion of any non-tendered Dell option into an option to purchase Parent common stock will be effected without any adjustment to the exercise price of the option or to the number of shares issuable upon exercise of the option, except to the extent of any adjustment permissible under our 2012 Plan or our 2002 Plan. See “The Offer – 1. General.”

If you do not tender your options and those options are converted into options to purchase Parent common stock, the conversion of your options will have significant consequences for you. Parent was formed solely for the purpose of entering into the merger agreement and consummating the acquisition of Dell and the other transactions contemplated by the merger agreement and Parent will not have its common stock listed on any stock exchange or traded in any other public securities market. As a result, if you do not participate in the offer and your outstanding options are converted into options to purchase Parent common stock, there will be no public market for any shares of Parent common stock you will receive upon exercise of your converted options after the merger and you may find it difficult to sell such shares. Neither Parent nor Dell will be required to file reports with the Securities and Exchange Commission, or the “SEC,” and your ability as a holder of converted options to obtain financial and other information regarding Parent and Dell will be limited.

If you hold an option to purchase Parent common stock following the completion of the merger and you exercise that option, you will be required to pay the exercise price and associated taxes in cash. Your ability to obtain such cash could be adversely affected by the difficulty you may experience when attempting to sell the Parent shares acquired upon exercise.

In addition, if you do not tender your options and those options are converted into options to purchase Parent common stock, your ownership of converted options could limit your eligibility to participate in incentive compensation plans at Dell after the merger and, if you are eligible to participate in any such plans, the level of any participation by you in those plans.

For a discussion of significant consequences of deciding not to participate in the offer, see “Significant Consequences to Non-Participating Option Holders.”

Treatment of outstanding options of executive officers and directors	Our directors and executive officers who hold options granted under our 2012 Plan and our 2002 Plan (other than Mr. Dell, who has agreed that his options will be canceled for no consideration in connection with the merger) may participate in the offer on the same basis as all other holders of outstanding options who are eligible to participate in the offer. For additional information, see “The Offer – 12. Interests of Directors and Officers; Transactions and Arrangements Concerning the Options.”

Tax consequences of the offer	If you are an individual who is a citizen or resident of the United States and you elect to participate in the offer and tender your outstanding options, the cash payment you receive will be taxable to you as compensation income for U.S. federal income tax purposes, which means that you will recognize ordinary income for the year in which the cash payment is made. The amount of the cash payment you receive in exchange for the tender and cancellation of your options will be subject to all required income and payroll tax withholdings, such as withholding of income taxes and, if required, FICA and Medicare taxes. If you do not participate in the offer, the offer will not have any current U.S. federal income tax consequences for you. See “The Offer – 15. Material U.S. Federal Income Tax Consequences.”

If you are a resident of, or are otherwise subject to tax in, Puerto Rico or one of the countries listed below, before you decide whether or not to participate in the offer, you should review the applicable appendix to this offer to purchase identified below for a discussion of material non-U.S. tax consequences that may apply to you in the applicable jurisdiction as a result of participating in the offer.

Country	Appendix

Argentina	1
Australia	2
Austria	3
Belgium	4
Brazil	5
Canada	6
Chile	7
Colombia	8
Croatia	9
Czech Republic	10
Denmark	11
Finland	12
France	13
Germany	14
Greece	15
Hong Kong	16
India	17
Indonesia	18
Ireland	19
Israel	20
Italy	21
Japan	22
Korea	23
Malaysia	24
Mexico	25
Morocco	26
Netherlands	27
Norway	28
Pakistan	29
Panama	30
Philippines	31
Poland	32
Portugal	33
Puerto Rico	34
Russia	35
Singapore	36
Slovak Republic	37
South Africa	38
Spain	39
Sweden	40
Switzerland	41
Taiwan	42
Thailand	43

Turkey	44
United Arab Emirates	45
United Kingdom	46
Venezuela	47
Vietnam	48

The foregoing summary, including the summary contained in Appendices 1 - 48, does not discuss all the tax consequences that may be relevant to you in light of your personal circumstances. This summarized tax information is not tax advice. You should consult with your own tax advisor to determine the particular tax consequences to you of participating in the offer.

Contact for information	If you have any questions about the offer or any matters described in this offer to purchase, experience technical difficulties with the tender offer website at www.delltenderoffer.com, do not receive e-mail confirmation of receipt of your online election within one business day after submission, need assistance in submitting a paper election form, or would like to receive paper copies of this offer to purchase and the accompanying documents, please e-mail ContactUs@DellTenderOffer.com or call the Dell Offer to Purchase Service Center at 800-752-2702 (U.S.) or +1-857-362-5936 (international). Representatives are available to help you Monday through Friday from 8:00 a.m. to 10:00 p.m., New York City time, excluding U.S. holidays.

QUESTIONS AND ANSWERS ABOUT THE OFFER

The following questions and answers briefly address some commonly asked questions about the offer. They do not include all of the information that is important to you. We urge you to read carefully the entire offer to purchase and the other information to which we have referred you.

Q.	Who is offering to purchase my outstanding options?

A.	Dell is making this offer to purchase all of your outstanding options granted under our 2012 Plan and our 2002 Plan.

Q:	Why should I consider participating in this offer?

A:	This offer will allow you to realize compensatory value for your options granted under our 2012 Plan and our 2002 Plan through the opportunity to receive a cash payment for those options in connection with the merger even though you are not entitled to receive a cash payment for the options under the merger agreement. See “The Offer – 3. Purpose of the Offer; Plans.”

If you do not tender in the offer your options granted under our 2012 Plan and our 2002 Plan, those options will be converted at the effective time of the merger into options to purchase Parent common stock on substantially the same terms and conditions (including vesting conditions) applicable to the options immediately prior to the effective time of the merger. If you do not tender your options and those options are converted into options to purchase Parent common stock, the conversion of your options will have significant consequences for you. Parent’s common stock will not be traded on any public securities market and neither Parent nor Dell will be required to file reports with the SEC. As a result, your ability as a holder of converted options to obtain financial and other information about Parent and Dell will be limited and you may find it difficult to sell

Parent shares you acquire upon your exercise of any converted options, which could adversely affect your ability to obtain the cash necessary to pay the option exercise price and associated taxes.

In addition, if you do not tender your options and those options are converted into options to purchase Parent common stock, your ownership of converted options could limit your eligibility to participate in incentive compensation plans at Dell after the merger and, if you are eligible to participate in any such plans, the level of any participation by you in those plans.

For a discussion of the significant consequences of deciding not to participate in the offer, see “Significant Consequences to Non-Participating Option Holders.”

Q.	Which options are eligible to be tendered for a cash payment in the offer?

A.

We are offering to purchase for a cash payment our options, whether or not vested, to purchase shares of our common stock that were granted under our 2012 Plan and our 2002 Plan and that are outstanding, have not been exercised and have not expired or otherwise terminated by their terms as of 11:59 p.m., New York City time, on October 25, 2013, which is the scheduled expiration date of the offer (or on any later expiration date if the offer is extended). Each reference in this offer to purchase to an “option” or “option grant” subject to the offer refers solely to outstanding options granted under our 2012 Plan and our 2002 Plan. Any outstanding options granted under our 2012 Plan and our 2002 Plan that are held by residents of the People’s Republic of China are excluded from this offer. All other outstanding options granted under our 2012 Plan and our 2002 Plan, which represent rights to purchase a total of 70,624,718 shares of Dell common stock as of the date of this offer to purchase, are eligible to be tendered in the offer.

Outstanding options granted under our stock plans other than our 2012 Plan and our 2002 Plan are not eligible to be tendered in the offer. Outstanding options granted under those other stock plans will be canceled at the effective time of the merger in exchange for cash payments with respect to such options equal to the amounts that would have been paid for such options if they had been eligible to be tendered in the offer and the holders thereof had tendered such options in the offer.

See “The Offer – 1. General.”

Q:	Are my currently unvested outstanding options eligible for the offer?

A:	Yes. All of your outstanding options, whether or not vested, granted under our 2012 Plan and our 2002 Plan may be tendered in the offer. In calculating the payment due to you for your tendered options, we will use the total number of shares that would be issuable upon full vesting of your options. See “The Offer – 1. General.”

Q:	Does the offer apply to my shares of Dell common stock or restricted stock units?

A:	No. The offer is being made only for outstanding options to purchase Dell common stock granted under our 2012 Plan and our 2002 Plan and is not being made for either outstanding Dell common stock or Dell restricted stock units. Further, your election to participate or not participate in the offer will not affect the treatment of your shares of Dell common stock or Dell restricted stock units under the merger agreement.

Q:	If I have multiple outstanding options granted under the 2012 Plan and the 2002 Plan, may I choose which options I want to tender in the offer?

A:	No. If you wish to tender in the offer any of your outstanding options granted under our 2012 Plan and our 2002 Plan, you must tender all of those options. Partial tenders of your options will not be accepted. See “The Offer – 2. Number of Options; Expiration Date.”

Q:	How much will I receive for my tendered options?

A:	Upon the completion of the offer, subject to the minimum payment with respect to each option grant as described in the next sentence below, each option grant under our 2012 Plan and our 2002 Plan you validly tender and do not withdraw and that we accept for payment will be canceled and we will pay you an amount in cash with respect to each such tendered option grant, without interest and reduced by any applicable tax withholdings, equal to the product of the total number of shares of Dell common stock issuable upon exercise of the such tendered option grant when fully vested, multiplied by:

•	An amount equal to the excess of U.S. $13.75 over the per share exercise price of the option grant, if the per share exercise price is U.S. $13.05 or less

•	U.S. $0.70, if the per share exercise price of the option grant is U.S. $13.06 to U.S. $15.50

•	U.S. $0.40, if the per share exercise price of the option grant is U.S. $15.51 to U.S. $20.00

•	U.S. $0.20, if the per share exercise price of the option grant is U.S. $20.01 to U.S. $25.00

•	U.S. $0.10, if the per share exercise price of the option grant is U.S. $25.01 to U.S. $50.00

Notwithstanding the foregoing, if you elect to participate in the offer, in no event will you receive less than U.S. $300 for each option grant you validly tender and do not withdraw, without interest and reduced by any applicable tax withholdings. See “The Offer – 1. General.” The exercise prices indicated above give effect to a $0.13 reduction in the per share exercise price of each outstanding option grant that will occur before the expiration of this offer in connection with our payment of a special cash dividend of $0.13 per share to record holders of Dell common stock, as of a date to be determined, pursuant to the merger agreement.

Q:	How would the payment formula for the offer be applied to option grants with different per share exercise prices?

A:	The examples below, which we provide solely for illustrative purposes, show how the payment formula would be used to calculate amounts payable in the offer for option grants with different per share exercise prices, in each case after giving effect to a $0.13 reduction in the per share exercise price of each outstanding option grant as described in the preceding question and answer:

•	A tendered option grant to purchase 500 shares for U.S. $8.00 per share would be canceled in exchange for a cash payment of U.S. $2,875, without interest and reduced by any applicable tax withholdings. The payment of U.S. $2,875 is determined by multiplying (a) the total of 500 shares issuable upon exercise of the option grant by (b) $5.75, which is the excess of the per share merger consideration of U.S. $13.75 over the U.S. $8.00 per share exercise price of the option.

•

A tendered option grant to purchase 25,000 shares for U.S. $13.25 per share would be canceled in exchange for a cash payment of U.S. $17,500, without interest and reduced by any applicable tax withholdings. The payment of U.S. $17,500 is determined by multiplying (a) the total of 25,000 shares issuable upon exercise of the option grant by (b) U.S. $0.70, which is the amount payable per share in the offer for an option grant with a per share exercise price of U.S. $13.06 to U.S. $15.50.

•

A tendered option grant to purchase 10,000 shares for U.S. $23.00 per share would be canceled in exchange for a cash payment of U.S. $2,000, without interest and reduced by any applicable tax withholdings. The payment of U.S. $2,000 is determined by multiplying (a) the total of 10,000 shares issuable upon exercise of the option grant by (b) U.S. $0.20, which is the amount payable per share in the offer for an option grant with a per share exercise price of U.S. $20.01 to U.S. $25.00.

•

A tendered option grant to purchase 100 shares for U.S. $23.00 per share would be canceled in exchange for a cash payment of U.S. $300, without interest and reduced by any tax applicable withholdings. U.S. $300 is the minimum amount a holder who elects to participate in the offer will receive in exchange for each option grant that is tendered by such holder. This fixed minimum amount of U.S. $300 would exceed the payment of U.S. $20.00 that otherwise would be due under the terms of the offer and that would be calculated by multiplying (a) the total of 100 shares issuable upon exercise of the option grant by (b) U.S. $0.20, which is the amount payable per share in the offer for an option grant with a per share exercise price of U.S. $20.01 to U.S. $25.00.

The tender offer website at www.delltenderoffer.com contains information about the per share exercise prices and other terms of your outstanding options. The information about your options shown on the website reflects the reduction of $0.13 in the per share exercise price of each option that will occur before the expiration of the offer in connection with our payment of a special cash dividend of $0.13 per share to record holders of Dell common stock, as of a date to be determined, pursuant to the merger agreement. You also can access information about your options by visiting the Morgan Stanley Benefit Access website at www.benefitaccess.com or by calling the Morgan Stanley Customer Service Center at 866-603-1245 (U.S.) or +1-801-617-7414 (international), any time Monday through Friday from 8:00 a.m. to 8:00 p.m., New York City time, excluding holidays.

Q:	If I decide to participate in the offer, validly tender my outstanding options and do not timely withdraw my tendered options, what will happen to my tendered options if the offer is completed?

A:	Once we have accepted for payment your tendered options pursuant to the offer, your options will be canceled and you no longer will have any rights under those options, other than the right to receive the cash payment being offered pursuant to this offer to purchase. We intend to cancel all tendered options accepted pursuant to the offer promptly following the expiration date of the offer. See “The Offer – 6. Acceptance of Tendered Options and Payment.”

Q:	What is the deadline to tender my outstanding options in the offer?

A:	The deadline to tender your outstanding options for cancellation in exchange for the cash payment being offered is 11:59 p.m., New York City time, on the “expiration date,” which is October 25, 2013 or such later date as we may announce from time to time in the manner described below. To validly tender your outstanding options, the offer requires either that you have properly completed and submitted a tender election online at www.delltenderoffer.com or that we have received from you a properly completed tender election in paper form before the expiration of the offer in accordance with the procedures described in this offer to purchase.

Subject to the requirements of applicable law and the terms and conditions of the offer, we reserve the right to extend, terminate or modify the offer in our reasonable discretion. We expect the offer to be consummated at or promptly after the effective time of the merger and we expect to extend the offer from time to time until the conditions to the merger are satisfied or waived and the merger is completed. If we extend this offer, we will make a public announcement of the new time and date of expiration no later than 9:00 a.m., New York City time, on the next business day after the previously-scheduled expiration date. If we extend the deadline for tendering your outstanding options, you must tender your outstanding options before the extended deadline. See “The Offer – 7. Extension; Amendment; Termination of the Offer.”

Q:	Is the offer subject to any conditions?

A:	Yes. The offer is subject to the completion of the merger, which itself is subject to the prior satisfaction or permitted waiver of the conditions set forth in the merger agreement, which conditions we describe under “The Merger – 2. Conditions to Consummation of the Merger.” In satisfaction of one of the conditions under the merger agreement, Dell stockholders voted to adopt the merger agreement at a special meeting of stockholders held on September 12, 2013. The offer also is subject to the satisfaction of certain other conditions, but is not conditioned on participation by any minimum number of option holders in the offer or on the tender of any minimum total number of outstanding options. The conditions to completion of this offer are described in this offer to purchase. See “The Offer – 8. Conditions of the Offer.” We expect the offer to be consummated at or promptly after the effective time of the merger.

Q:	Where can I find additional information about the merger?

A:	You can find additional information about the merger by reading the definitive proxy statement we filed on Schedule 14A with the SEC on May 31, 2013, as supplemented by the proxy supplement we filed on Schedule 14A with the SEC on August 14, 2013, in connection with our solicitation of proxies with respect to our special meeting of stockholders concerning the proposed merger. The definitive proxy statement, as supplemented, is incorporated by reference into this offer to purchase and may be accessed from the website maintained by the
SEC at www.sec.gov, at the tender offer website at www.delltenderoffer.com or by going to the “Investor Relations” section of our website at www.dell.com/investor. See “The Offer – 17. Additional Information.” You are urged to read the definitive proxy statement, the proxy supplement and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference into the definitive proxy statement or the proxy supplement because they will contain important information about the merger.

Q:	What will happen to my outstanding options if I do not tender them in the offer and the merger occurs?

A:	If you hold options granted under our 2012 Plan or our 2002 Plan and do not participate in the offer and the merger is completed:

•	you will not be entitled to receive the cash payment being offered to you in the offer for the cancellation of your options, and

•

your options will be converted at the effective time of the merger into options to purchase Parent common stock on substantially the same terms and conditions (including vesting conditions) applicable to the options immediately prior to the effective time of the merger.

The conversion of any non-tendered Dell option into an option to purchase Parent common stock will be effected without any adjustment to the exercise price of the option or to the number of shares issuable upon exercise of the option, except to the extent of any adjustment permissible under our 2012 Plan or our 2002 Plan. See “The Offer – 1. General.”

Q:	What consequences would result if my outstanding options are converted into options to purchase Parent common stock?

A:	If you do not tender your options and those options are converted into options to purchase Parent common stock, the conversion of your options will have significant consequences for you.

Parent was formed solely for the purpose of entering into the merger agreement and consummating the acquisition of Dell and the other transactions contemplated by the merger agreement and Parent will not have its common stock listed on any stock exchange or traded in any other public securities market. As a result, if you do not participate in the offer and your outstanding options are converted into options to purchase Parent common stock, there will be no public market for any shares of Parent common stock you will receive upon exercise of your converted options after the merger and you may find it difficult to sell such shares. Neither Parent nor Dell will be required to file reports with the SEC and your ability as a holder of converted options to obtain financial and other information regarding Parent and Dell will be limited.

If you hold an option to purchase Parent common stock following the completion of the merger and you exercise that option, you will be required to pay the exercise price and associated taxes in cash. Your ability to obtain such cash could be adversely affected by the difficulty you may experience when attempting to sell the Parent shares acquired upon exercise.

In addition, as described in greater detail in the immediately following question, if you do not tender your options and those options are converted into options to purchase Parent common stock, your ownership of converted options could limit your eligibility to participate in incentive compensation plans at Dell after the merger and, if you are eligible to participate in any such plans, the level of any participation by you in those plans.

For a discussion of the significant consequences of deciding not to participate in the offer, see “Significant Consequences to Non-Participating Option Holders.”

Q:	If I do not tender my options in the offer, could my failure to participate affect my ability to participate in incentive programs at Dell after the merger?

A:	Yes. The purpose of the offer is to allow you, as a holder of outstanding options granted under our 2012 Plan and our 2002 Plan, to realize compensatory value for those options through the opportunity to receive a cash payment for the options in connection with the merger even though you are not entitled to receive a cash payment for those options under the merger agreement. If you do not tender your options in the offer, your options will be converted at the effective time of the merger into options to purchase Parent common stock on substantially the same terms and conditions (including vesting conditions) applicable to the options immediately before the effective time of the merger. If you hold converted options after the completion of the merger, you will continue to retain the compensatory incentive inherent in those options.

We will consider the totality of existing and potential incentive awards in making compensation decisions after the completion of the merger. As a result, we will take the retained incentive represented by your converted options into account when determining the amount and types of stock-based or cash incentive compensation that may be made available to you after the completion of the merger. Your retention of this incentive could limit your eligibility to participate in any incentive compensation plans that we may adopt after the merger and, if you are eligible to participate in any such plans, the level of any participation by you in those plans.

We cannot assure you that you will be offered the opportunity to participate in any incentive compensation plans that we may adopt after the completion of the merger or, if you are offered such an opportunity, what your level of participation in any of those plans would be. See “Significant Consequences to Non-Participating Option Holders.”

Q:	What happens if the merger does not occur?

A:	If the merger is not completed, all tenders of outstanding options pursuant to this offer will be deemed ineffective, and all options will remain outstanding and subject to their current terms and conditions.

Q:	Are option holders outside of the United States eligible to participate in this offer?

A:	Holders of options granted under our 2012 Plan and our 2002 Plan who reside outside of the United States are eligible to participate in the offer unless the laws of the jurisdiction in which they reside prohibit their participation in the offer or prohibit the conversion of their non-tendered options into options to purchase Parent common stock. As of the date of this offer to purchase, we have determined that non-tendered options held by residents of the People’s Republic of China may not be converted into options to purchase Parent common stock under the laws of the People’s Republic of China. Accordingly, the offer will not be made to, nor will tenders of options be accepted from or on behalf of, the holders of our options residing in the People’s Republic of China.

If the making of the offer is not in compliance with the laws of any U.S. jurisdiction, we will make a good faith effort to revise the offer to comply with any such laws. If, after such good faith effort, we cannot comply with any such laws, the offer will not be made to, nor will elections be accepted from or on behalf of, the option holders residing in any such jurisdiction.

Option holders who are residents of, or otherwise subject to tax in, Puerto Rico or a country other than the United States should review the applicable appendix included in Appendices 1 – 48 to this offer to purchase for a discussion of material non-U.S. tax consequences that may be applicable to them in the relevant jurisdiction as a result of participating in the offer.

Q:	What does Dell and its board of directors think of the offer?

A:

Although our board of directors has approved the making of the offer, neither Dell nor our board of directors makes any recommendation as to whether you should participate or refrain from participating in the offer. Our directors and executive officers who hold options granted under our 2012 Plan and our 2002 Plan (other than Mr. Dell, who has agreed that his options will be canceled for no consideration in connection with the merger) may participate in the offer on the same basis as all other holders of outstanding options who are eligible to participate in the offer. You must make your own decision on whether or not to tender your outstanding options for cancellation in exchange for the cash payment being offered pursuant to this offer to purchase. See “Significant Consequences to Non-Participating Option Holders,” “The Offer – 3. Purpose of the Offer; Plans” and “The Offer – 12. Interests of Directors and Officers; Transactions and Arrangements Concerning the Options.”

Q:	How do I participate in the offer?

A:	To participate in the offer, you must complete and submit your tender election online or in paper form before 11:59 p.m., New York City time, on October 25, 2013 (or on any later expiration date if the offer is extended). Only tender elections that are complete, submitted and actually received online or by us in paper form before the expiration of the offer will be accepted.

We reserve the right to reject any election and any required documents that we determine, in our reasonable discretion, are not in proper form, or that we determine are unlawful to accept or the payment for which may be unlawful. Otherwise, and subject to the terms and conditions of the offer, we will accept all proper and timely tenders of outstanding options for cancellation that are not validly withdrawn. Subject to our rights to extend, terminate and amend the offer, we will accept for payment, promptly after the expiration date, all properly tendered outstanding options that have not been validly withdrawn. See “The Offer – 4. Procedures for Tendering Outstanding Options.”

Q:	How do I submit my tender election online?

A:	To submit your tender election online, you must use the tender offer website at www.delltenderoffer.com. You should follow the instructions on the website to log in to the site. The website contains information about your outstanding options and provides instructions on how to submit your tender election. We expect to send to you confirmation of receipt of your online tender election by e-mail within one business day after you submit the election. If you do not receive this confirmation within one business day, you should check the status of your election by e-mailing ContactUs@DellTenderOffer.com or calling the Dell Offer to Purchase Service Center at 800-752-2702 (U.S.) or +1-857-362-5936 (international). Representatives are available to help you Monday through Friday from 8:00 a.m. to 10:00 p.m., New York City time, excluding U.S. holidays. See “The Offer – 4. Procedures for Tendering Outstanding Options.”

Q:	How do I submit my tender election in paper form?

A:	To submit your tender election in paper form, you must properly complete and sign the tender election form in accordance with its instructions, and deliver the completed and signed tender election form to us by any one of the following methods:

•	Facsimile at 866-765-8381 (toll free for U.S./Canada) or +1-416-981-8739 (international)

or

•	E-mail to ContactUs@DellTenderOffer.com

or

•	Mail to our P.O. box at:

Dell Offer to Purchase Service Center Mailstop N-1-K, P.O. Box 9740 Providence, RI 02940-9740

or

•	Mail or overnight courier service to:

–	our address in the United States at:

Dell Offer to Purchase Service Center Mailstop N-1-K, 1 Investors Way Norwood, MA 02062

or

–	our address in Ireland at:

Dell Products

Human	Resources, Compensation & Benefits Department

Raheen Business Park

Raheen

Limerick, Ireland

or

–	our address in Singapore at:

c/o Jeff Koch

Dell Global B.V.

Singapore Branch

2 International Business Park

The Strategy Tower 2, #01-34

Singapore 609930

Submission of paper election forms by any means other than those specified above, including by hand delivery, is not permitted.

A paper tender election form was included together with each paper copy of the offer to purchase mailed to option holders who did not receive the offer to purchase by e-mail. To obtain a copy of the paper tender election form if you do not have one, you should e-mail ContactUs@DellTenderOffer.com or call the Dell Offer to Purchase Service Center at 800-752-2702 (U.S.)

or +1-857-362-5936 (international). Representatives are available to help you Monday through Friday from 8:00 a.m. to 10:00 p.m., New York City time, excluding U.S. holidays. See “The Offer – 4. Procedures for Tendering Outstanding Options.”

Q:	What happens if I elect to tender my outstanding options but subsequently exercise some or all of my options before the expiration of the offer?

A:	If you tender your outstanding options pursuant to the offer but subsequently exercise some or all of your outstanding tendered options by their terms before the expiration of the offer, your election to tender will still be accepted but will no longer apply to your exercised options, because the offer applies only to options that are outstanding and unexercised as of the deadline for tendering on the expiration date.

You do not need to withdraw a tendered option in order to exercise the option pursuant to its terms before the expiration of the offer. The submission of any withdrawal election for this or any other reason will result in withdrawal from the offer of all of your previously-tendered options.

If you exercise any of your outstanding options without first withdrawing your tender of your options, we will automatically withdraw the exercised portion of the options from your election, and you will not receive any payment pursuant to the offer for the shares covered by the voluntarily exercised portion of your options. The remainder of your options, if any, will continue to be included in the offer unless you withdraw your tender before the expiration of the offer in accordance with the procedures described in this offer to purchase. See “The Offer – 6. Acceptance of Tendered Options and Payment.”

Any shares of Dell common stock that you receive in connection with the exercise of any options prior to the effective time of the merger will be converted under the merger agreement into the right to receive the merger consideration of U.S. $13.75 per share in cash, without interest, less any applicable withholding taxes. In addition, if you exercise any of your outstanding options before the record date, to be determined, for our payment of the special cash dividend of $0.13 per share that we will make to record holders of Dell common stock in accordance with the merger agreement, you will be entitled to receive the special dividend with respect to each share you receive pursuant to the option exercise if the merger is completed.

Q:	What happens if I elect to tender my outstanding options but some or all of my options expire or otherwise terminate by their terms before the expiration of the offer?

A:	If you tender your outstanding options pursuant to the offer but some or all of your options expire or otherwise terminate by their terms before the expiration of the offer, your election to tender still will be accepted but no longer will apply to your expired or otherwise terminated options, because the offer applies only to unexercised options that have not expired or otherwise terminated by their terms as of the deadline for tendering on the expiration date. If we extend the offer, we will have no liability or other obligation to make cash payments with respect to options that expire or otherwise terminate by their terms during the extension period. See “The Offer – 6. Acceptance of Tendered
Options and Payment.” If some or all of your tendered options are scheduled to expire or otherwise terminate by their terms before the expiration of the offer, we recommend that you consider, with the assistance of your advisors, whether to exercise the options and acquire the Dell common stock underlying the options.

Q:	What will happen if Dell does not receive my tender election before the expiration of the offer?

A:	If we do not receive your tender election before the offer expires, your options will not be tendered in the offer and you will not receive the cash payment contemplated by this offer. See “The Offer – 1. General.”

Q:	During what period of time may I withdraw a previous tender of my outstanding options in the offer?

A:	You have the right to withdraw the outstanding options you have tendered for cancellation at any time before 11:59 p.m., New York City time, on October 25, 2013 (or on any later expiration date if the offer is extended). If you decide to withdraw any of your tendered options, you must withdraw all of your tendered options. Partial withdrawals of your tendered options will not be accepted. If your objective in withdrawing your tender is to exercise certain tendered options and receive the underlying shares, you do not need to withdraw any tendered options in order to exercise those options pursuant to their terms before the expiration of the offer. See “The Offer – 5. Withdrawal Rights.”

Q:	How do I withdraw a previous tender of options pursuant to the offer?

A:	You may withdraw your previously tendered options online or in paper form. Only withdrawal elections that are complete,

submitted and actually received online at www.delltenderoffer.com or by us in paper form before the expiration of the offer will be accepted.

To withdraw your previously tendered options online, you must submit a properly completed withdrawal election before the expiration of the offer at www.delltenderoffer.com that indicates that your previously tendered options are withdrawn. You should follow the instructions on the website to log in to the site. The website provides instructions on how to submit your withdrawal election. We expect to send to you confirmation of receipt of your online withdrawal election by e-mail within one business day after you submit the election. If you do not receive this confirmation within one business day, you should check the status of your election by e-mailing ContactUs@DellTenderOffer.com or calling the Dell Offer to Purchase Service Center at 800-752-2702 (U.S.) or +1-857-362-5936 (international). Representatives are available to help you Monday through Friday from 8:00 a.m. to 10:00 p.m., New York City time, excluding U.S. holidays.

To withdraw your previously tendered options in paper form, you must properly complete and sign the withdrawal election form in accordance with its instructions, and deliver the completed and signed withdrawal election form to us before the expiration of the offer by any one of the following methods:

•	Facsimile at 866-765-8381 (toll free for U.S./Canada) or +1-416-981-8739 (international)

or

•	E-mail to ContactUs@DellTenderOffer.com

or

•	Mail to our P.O. box at:

Dell Offer to Purchase Service Center Mailstop N-1-K, P.O. Box 9740 Providence, RI 02940-9740

or

•	Mail or overnight courier service to:

–	our address in the United States at:

Dell Offer to Purchase Service Center Mailstop N-1-K, 1 Investors Way Norwood, MA 02062

or

–	our address in Ireland at:

Dell Products

Human Resources, Compensation & Benefits Department

Raheen Business Park

Raheen

Limerick, Ireland

or

–	our address in Singapore at:

c/o Jeff Koch

Dell Global B.V.

Singapore Branch

2 International Business Park

The Strategy Tower 2, #01-34

Singapore 609930

Submission of paper withdrawal election forms by any means other than those specified above, including by hand delivery, is not permitted.

A paper withdrawal election form was included together with each paper copy of the offer to purchase mailed to option holders who did not receive the offer to purchase by

e-mail. To obtain a copy of the paper withdrawal election form if you do not have one, you should e-mail ContactUs@DellTenderOffer.com or call the Dell Offer to Purchase Service Center at 800-752-2702 (U.S.) or +1-857-362-5936 (international). Representatives are available to help you Monday through Friday from 8:00 a.m. to 10:00 p.m., New York City time, excluding U.S. holidays. See “The Offer – 5. Withdrawal Rights.”

Q:	What is the effect of my withdrawal of a previous tender of options in the offer?

A.	The submission of any withdrawal election, whether through the tender offer website or in paper form, will result in withdrawal from the offer of all of your previously-tendered options.

If you deliver a withdrawal election to us either online or in paper form, you may still re-tender your outstanding options by submitting a new election to tender online through the tender offer website at www.delltenderoffer.com or by delivering to us a newly completed tender election in paper form before the expiration of the offer. See “The Offer – 4. Procedures for Tendering Outstanding Options.” In all cases, the last election properly submitted and actually received by us through the tender offer website or in paper form before the expiration of the offer will prevail. See “The Offer – 5. Withdrawal Rights.”

Q:	When will my tendered options be removed from the Dell stock option recordkeeping system?

A:	After you submit your election, your outstanding options will continue to appear in the Dell stock option recordkeeping system until the effective date of cancellation, which will occur upon acceptance of the options for payment promptly following the expiration of the offer.

Q:	When will I receive my cash payment if I tender my outstanding options and the offer has been completed and not terminated pursuant to its terms?

A:	If all of the terms and conditions to the offer, including the completion of the merger, are satisfied or, to the extent permitted by the offer, waived and you have tendered all of your outstanding options, you will receive the cash payment described above in exchange for your canceled options, without interest and reduced by any withholding taxes, promptly following the expiration of the offer. We will pay for your outstanding options accepted in the offer via payroll or by check delivered directly to you. Payment will be made in your local currency. All applicable taxes will be withheld from the payment. See “The Offer – 6. Acceptance of Tendered Options and Payment.”

Q:	Are there any tax consequences to my participation in the offer?

A:

If you tender your outstanding options for cash in the offer and are an individual who is a citizen or resident of the United States, the cash payment you receive will be taxable to you as compensation income for U.S. federal income tax purposes, which means that you will recognize ordinary income for the year in which the cash payment is made. The amount of the cash payment you receive in exchange for the tender and cancellation of your options will be subject to all required income and payroll tax withholdings, such as withholding of income taxes and, if required, FICA and Medicare taxes. If you do not participate in the offer, the offer will not have any current U.S. federal income tax consequences for you. See “The Offer – 15. Material U.S. Federal Income Tax Consequences.”

Option holders who are residents of, or otherwise subject to tax in, Puerto Rico or a country other than the United States should review the relevant appendix included in Appendices 1 – 48 to this offer to purchase for a discussion of material non-U.S. tax consequences that may be applicable to them in the applicable jurisdiction as a result of participating in the offer.

The foregoing summary, including the summary contained in Appendices 1 – 48, does not discuss all the tax consequences that may be relevant to you in light of your personal circumstances. This summarized tax information is not tax advice. You should consult with your own tax advisor to determine the particular tax consequences to you of participating in the offer.

Q:	How should I decide whether or not to tender my outstanding options in the offer?

A:	We understand that the decision concerning whether or not to participate in the offer is an important one for our option holders. As described in this offer to purchase, there will be significant consequences for you if you decide not to tender your options in the offer. The decision concerning whether or not to participate in the offer must be your own. We recommend that you consult with your own legal, financial and tax advisors to help determine if participation in the offer is right for you. See “Significant Consequences to Non-Participating Option Holders” and “The Offer – 3. Purpose of the Offer; Plans.”
Q:	What should I do if I do not want to participate in the offer with respect to my outstanding options?

A:	You do not have to take any action if you decide not to participate in the offer.

Q:	Who can help me if I have questions about this offer, or if I need additional copies of the offer to purchase and related documents?

A:	For additional information or assistance, or to obtain additional copies of the offer to purchase and related documents, you should contact the Dell Offer to Purchase Service Center by e-mailing ContactUs@DellTenderOffer.com or calling 800-752-2702 (U.S.) or +1-857-362-5936 (international). Representatives are available to help you Monday through Friday from 8:00 a.m. to 10:00 p.m., New York City time, excluding U.S. holidays.

CAUTIONARY STATEMENT

CONCERNING FORWARD-LOOKING INFORMATION

The information contained in and incorporated by reference into this offer to purchase includes “forward-looking statements” that reflect our current views as to future events and are based on estimates and assumptions. All forward-looking statements included in this offer to purchase are based on information available to Dell on the date hereof. These statements are identifiable because they do not relate strictly to historical or current facts. There are forward-looking statements throughout this offer to purchase, including, among others, under the headings “Significant Consequences to Non-Participating Option Holders” and “The Offer – 3. Purpose of the Offer; Plans,” and in statements containing the words “aim,” “anticipate,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “forecast,” “intend,” “plan,” “believe” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance or other future events. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date as of which the statements were made. We cannot guarantee any future results, levels of activity, performance or achievements. Although we believe that the expectations reflected in these forward-looking statements are based upon reasonable assumptions, we give no assurance that the actual results or developments we anticipate will be realized or, even if realized, that they will have the expected effects on Dell’s business or operations.

In addition to other factors and matters contained in or incorporated by reference into this offer to purchase, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

•

the inability to complete the proposed merger due to the failure to satisfy the conditions to completion of the merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction;

•

the failure to obtain the necessary financing arrangements as set forth in the debt and equity commitment letters and the securities purchase agreement delivered pursuant to the merger agreement, or the failure of the merger to close for any other reason;

•	risks related to disruption of management’s attention from Dell’s ongoing business operations due to the merger transaction;

•	the outcome of any legal proceedings, regulatory proceedings or enforcement matters that have been or may be instituted against Dell and others relating to the merger agreement;

•	the risk that the pendency of the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the merger;

•	the effect of the announcement of the proposed merger on Dell’s relationships with its customers, suppliers, operating results and business generally; and

•	the amount of the costs, fees, expenses and charges related to the merger.

Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are discussed in reports and other information we have filed with the SEC, including our most recent filings on Forms 8-K, 10-Q and 10-K and our filings in connection with the proposed merger, including our definitive proxy statement on Schedule 14A as supplemented, in connection with our solicitation of proxies with respect to our special meeting of stockholders concerning the merger. See “The Offer – 17. Additional Information” for information about where you can view our SEC filings incorporated by reference into this offer to purchase.

Forward-looking statements speak only as of the date of this offer to purchase or the date of any document incorporated by reference into this offer to purchase. All subsequent written and oral forward-looking statements concerning the proposed merger or other matters addressed in this offer to purchase and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date of this offer to purchase or to reflect the occurrence of unanticipated events.

SIGNIFICANT CONSEQUENCES TO NON-PARTICIPATING OPTION HOLDERS

In deciding whether or not to participate in the offer, you should consider carefully the following significant consequences to non-participating option holders, in addition to the other information contained in or incorporated by reference into this offer to purchase, including the information appearing in our Annual Report on Form 10-K for the fiscal year ended February 1, 2013, as amended, and our definitive proxy statement on Schedule 14A filed with the SEC on May 31, 2013, as supplemented by our proxy supplement on Schedule 14A filed with the SEC on August 14, 2013, in connection with our solicitation of proxies with respect to our special meeting of stockholders concerning the proposed merger. See “The Offer – 17. Additional Information” for information about where you can view our SEC filings incorporated by reference into this offer to purchase. You are urged to read the definitive proxy statement, the proxy supplement and any other documents filed or to be filed with the SEC in connection with the proposed merger or incorporated by reference into the definitive proxy statement or the proxy supplement because they will contain important information about the proposed merger.

In addition, we urge you to read the section in this offer to purchase and in the appendices hereto discussing material tax consequences of the offer under the laws of the United States and certain other jurisdictions in which you may be a resident or otherwise subject to tax. See “The Offer – 15. Material U.S. Federal Income Tax Consequences” and, for information about material non-U.S. tax consequences of participating in the offer that may be relevant to you, the applicable appendix included in Appendices 1 – 48 to this offer to purchase.

If you do not participate in the offer and the merger is completed, you will not receive any cash payment for your outstanding options granted under our 2012 Plan or our 2002 Plan.

If you hold options under our 2012 Plan or our 2002 Plan and do not participate in the offer and the merger is completed, you will not be entitled to receive any cash payment under the merger agreement for those options. The cash payment being offered to you in the offer in exchange for the cancellation of your options is the only cash payment you will be entitled to receive for your options granted under our 2012 Plan or our 2002 Plan in connection with the merger.

If your options are converted into options to purchase Parent common stock, there will not be a public market for the shares of Parent common stock that you may acquire upon any future exercise of your converted options.

If you do not tender your options in the offer, your options will be converted at the effective time of the merger into options to purchase Parent common stock on substantially the same terms and conditions (including vesting conditions) applicable to the options immediately before the effective time of the merger. Parent was formed solely for the purpose of entering into the merger agreement and consummating the acquisition of Dell and the other transactions contemplated by the merger agreement and Parent will not have its common stock listed on any stock exchange or traded in any other public securities market. As a result, if you do not participate in the offer and your outstanding options are converted into options to purchase Parent common stock, there will be no public market for any shares of Parent common stock you will receive upon exercise of your converted options after the merger, and you may find it difficult to sell such shares. Neither Parent nor Dell will be required to file reports with the SEC, and your ability as a holder of converted options to obtain financial information and other information regarding Parent and Dell will be limited.

If you hold an option to purchase Parent common stock following the completion of the merger and you seek to exercise that option, you will be required to pay the exercise price and associated taxes in cash and, because of the absence of a public market for Parent common stock, may find it difficult to sell the Parent shares acquired upon exercise to obtain such cash.

Any option you do not tender in the offer or exercise before the merger is completed and that is converted into an option to purchase Parent common stock will retain its current expiration date and will terminate after any termination of your employment or other service with Dell or our subsidiaries in the manner currently provided under the agreement governing the option. If you were to exercise any of your converted options after the completion of the merger, you would be required to pay in cash (1) your option exercise price and (2) income and employment taxes applicable to the additional value of the Parent common stock issued to you over the option exercise price. You would be required to pay the exercise price and income and employment taxes required to be withheld at the time of exercise even though you may not be able to sell the shares acquired upon option exercise, since there likely would not be any public market for the shares. As a result, you likely would need to obtain the cash for paying the exercise price and related tax withholding from sources of cash other than the sale of the shares underlying your option.

If you do not elect to participate in the offer and your options are converted into options to purchase Parent common stock, your retention of the compensation incentive represented by the converted options could limit your eligibility to participate in incentive compensation plans at Dell after the merger.

The purpose of the offer is to allow you, as a holder of outstanding options granted under our 2012 Plan and our 2002 Plan, to realize compensatory value for those options through the opportunity to receive a cash payment for the options in connection with the merger even though you are not entitled to receive a cash payment for those options under the merger agreement. If you hold converted options to purchase Parent common stock after the completion of the merger, you will continue to retain the compensatory incentive inherent in those options. We will consider the totality of existing and potential incentive awards in making compensation decisions after the completion of the merger. As a result, we will take the retained incentive represented by your converted options into account when determining the amount and types of stock-based or cash incentive compensation that may be made available to you after the completion of the merger. Your retention of this incentive could limit your eligibility to participate in any incentive compensation plans that we may adopt after the merger and, if you are eligible to participate in any such plans, the level of any participation by you in those plans. We cannot assure you that you will be offered the opportunity to participate in any incentive compensation plans that we may adopt after the completion of the merger or, if you are offered such an opportunity, what your level of participation in any of those plans would be.

Parent’s business will be subject to numerous risks that could adversely affect the value of Parent’s common stock, including risks related to the substantially increased indebtedness of Dell.

After the completion of the merger, Parent will operate its business through Dell and Dell’s subsidiaries and, accordingly, Parent will be subject to all of the risks affecting Dell’s business, including those risks described under “Item 1A. Risk Factors” in Dell’s Annual Report on Form 10-K for the fiscal year ended February 1, 2013, which is incorporated by reference into this offer to purchase. If you decide not to participate in the offer and your options are converted into options to purchase Parent common stock, the occurrence of one or more of these risks could cause a decline in the value of any shares of Parent common stock you receive upon any exercise of such options.

Upon the completion of the merger, Dell will cease to have publicly traded equity securities and will have substantially more debt than it currently has. The Parent Parties have advised us that they expect to make various changes to Dell’s operations following the completion of the merger, including extending Dell’s end-to-end information technology solutions capabilities, hiring additional sales personnel, seeking to compete more aggressively in emerging countries, investing for growth in the personal computer and tablet business, and taking steps to accelerate delivery of a simplified and enhanced customer experience. Additional financing may be needed by Dell in support of these changes and Dell’s transformation, as well as to support additional acquisitions. Also, in the short term, these measures are likely to lower gross margins, raise Dell’s operating expenses and raise capital expenditures, resulting in lower earnings per share.

The Parent Parties further have advised us that they do not have any current intentions, plans or proposals to cause Dell to engage in (1) an extraordinary corporate transaction following the completion of the merger involving Dell’s corporate structure, business or management, such as a merger, reorganization or liquidation, (2) the purchase, sale or transfer of a material amount of assets of Dell or any of its subsidiaries or (3) any other material changes to Dell’s corporate structure or business. We expect, however, that, both before and following the completion of the merger, the management and/or board of directors of Dell will continue to assess Dell’s assets, corporate and capital structure, capitalization, operations, business, properties and personnel to determine what changes, if any, would be desirable following the merger to enhance the business and operations of Dell and, subject to the terms of the merger agreement, before the completion of the merger, may cause Dell to effect any changes or engage in any transactions that the management and/or board of directors of Dell decides are in its best interest upon such review. Any such transactions could increase the risk of a decline in the value of any shares of Parent common stock you receive upon any exercise of your converted options.

You should not expect to be paid dividends on the Parent common stock you would receive upon any exercise of your converted options.

The Parent Parties have advised us that Parent does not currently expect to pay cash dividends on its common stock, and that the agreements that will govern the indebtedness of Dell and Parent’s other subsidiaries after the merger will limit Parent’s ability to pay such dividends.

THE OFFER

1. General.

Dell hereby offers to purchase outstanding options, whether or not vested, to purchase shares of Dell common stock granted under our 2012 Plan and our 2002 Plan in exchange for the cash payment described below, upon the terms and subject to the conditions set forth in this offer to purchase. This offer is limited to outstanding options granted under our 2012 Plan and our 2002 Plan, and each reference in this offer to purchase to an “option” or “option grant” subject to the offer refers solely to outstanding options granted under our 2012 Plan and our 2002 Plan. Any outstanding options granted under our 2012 Plan and our 2002 Plan that are held by residents of the People’s Republic of China are excluded from this offer. Options granted under our stock plans other than our 2012 Plan and our 2002 Plan are not eligible to be tendered in the offer.

Upon the completion of the offer, subject to the minimum payment with respect to each option grant described in the next sentence below, each option grant under our 2012 Plan and our 2002 Plan you validly tender and do not withdraw and that we accept for payment will be canceled and we will pay you an amount in cash with respect to each such tendered option grant, without interest and reduced by any applicable tax withholdings, equal to the product of the total number of shares of Dell common stock issuable upon exercise of such tendered option grant when fully vested, multiplied by:

•	An amount equal to the excess of U.S. $13.75 over the per share exercise price of the option grant, if the per share exercise price is U.S. $13.05 or less

•	U.S. $0.70, if the per share exercise price of the option grant is U.S. $13.06 to U.S. $15.50

•	U.S. $0.40, if the per share exercise price of the option grant is U.S. $15.51 to U.S. $20.00

•	U.S. $0.20, if the per share exercise price of the option grant is U.S. $20.01 to U.S. $25.00

•	U.S. $0.10, if the per share exercise price of the option grant is U.S. $25.01 to U.S. $50.00

Notwithstanding the foregoing, if you elect to participate in the offer, in no event will you receive less than U.S. $300 for each option grant validly tendered and not withdrawn, without interest and reduced by any applicable tax withholdings. The exercise prices indicated above give effect to a $0.13 reduction in the per share exercise price of each outstanding option grant that will occur before the expiration of this offer in connection with our payment of a special cash dividend of $0.13 per share to record holders of Dell common stock, as of a date to be determined, pursuant to the merger agreement described below.

If you choose to participate in the offer, you must tender all of your outstanding options. Partial tenders of options will not be accepted.

If your outstanding options are properly tendered and are accepted, your outstanding options will be canceled and you will be entitled to receive the cash payment described in this offer to purchase. You will receive this cash payment promptly after the expiration of this offer, which is currently scheduled to occur at 11:59 p.m., New York City time, on October 25, 2013 (but may be extended as described below in this offer to purchase), and this payment will not be subject to any vesting conditions or otherwise be subject to forfeiture. An election to participate in the offer will not change in any way any employee’s status as an at-will employee of Dell or any of our subsidiaries.

Any option holder who holds outstanding options, whether vested or not vested, granted under our 2012 Plan and our 2002 Plan as of 11:59 p.m., New York City time, on October 25, 2013 (or on any later expiration date if the offer is extended in the manner described in “– 7. Extension; Amendment; Termination of the Offer”), is eligible to participate in the offer, so long as such options have not been exercised and have not expired or otherwise terminated by their terms as of the deadline for tendering on the expiration date.

If you do not tender your options in the offer and the merger is completed:

•	you will not be entitled to receive the cash payment being offered to you in the offer for the cancellation of your options, and

•

your options will be converted at the effective time of the merger into options to purchase Parent common stock on substantially the same terms and conditions (including vesting conditions) applicable to the options immediately prior to the effective time of the merger.

If you do not tender your options and those options are converted into options to purchase Parent common stock, the conversion of your options will have significant consequences for you. Parent was formed solely for the purpose of entering into the merger agreement and consummating the acquisition of Dell and the other transactions contemplated by the merger agreement and Parent will not have its common stock listed on any stock exchange or traded in any other public securities market. As a result, if you do not participate in the offer and your outstanding options are converted into options to purchase Parent common stock, there will be no public market for any shares of Parent common stock you will receive upon exercise of your converted options after the merger and you may find it difficult to sell such shares. Neither Parent nor Dell will be required to file reports with the SEC, and your ability as a holder of converted options to obtain financial and other information regarding Parent and Dell will be limited.

If you hold an option to purchase Parent common stock following the completion of the merger and you exercise that option, you will be required to pay the exercise price and associated taxes in cash. Your ability to obtain such cash could be adversely affected by the difficulty you may experience when attempting to sell the Parent shares acquired upon exercise.

In addition, if you do not tender your options and those options are converted into options to purchase Parent common stock, your ownership of converted options could limit your eligibility to participate in incentive compensation plans at Dell after the merger and, if you are eligible to participate in any such plans, the level of any participation by you in those plans.

For a discussion of significant consequences of deciding not to participate in the offer, see “Significant Consequences to Non-Participating Option Holders.”

We are making the offer at Parent’s request pursuant to the merger agreement and upon the terms and subject to the conditions of the offer. The offer is not conditioned on participation by any minimum number of option holders in the offer or on the tender of any minimum total number of outstanding options, but this offer is subject to conditions, which we describe in “– 8. Conditions of the Offer.” The conditions include the completion of the merger pursuant to the merger agreement. The completion of the merger is subject to the prior satisfaction or permitted waiver of conditions set forth in the merger agreement, which conditions we describe in “The Merger – 2. Conditions to Consummation of the

Merger.” In satisfaction of one of the conditions under the merger agreement, Dell stockholders voted to adopt the merger agreement at a special meeting of stockholders held on September 12, 2013. We expect the offer to be consummated at or promptly after the effective time of the merger.

2.	Number of Options; Expiration Date.

As of the date of this offer to purchase, outstanding options granted under our 2012 Plan and our 2002 Plan representing rights to purchase a total of 70,624,718 shares of Dell common stock are subject to the offer.

If you wish to tender any outstanding options granted under our 2012 Plan and our 2002 Plan for cancellation in the offer and receive the cash payment offered hereby, you must tender all outstanding options granted under those plans and held by you. You may not elect to tender a portion of your outstanding options and retain a portion of your outstanding options. Partial tenders of your options will not be accepted.

The offer will expire at 11:59 p.m., New York City time, on October 25, 2013, referred to in this offer to purchase as the “expiration date,” unless we terminate this offer before that time, extend this offer, or are otherwise required by law to extend this offer, in which case the “expiration date” will refer to such earlier or later date. This offer will terminate, without any further action by us, if the merger agreement is terminated in accordance with its terms. Subject to the requirements of applicable law and the terms and conditions described in this offer to purchase, we reserve the right to extend, terminate or modify the offer in our reasonable discretion. We expect the offer to be consummated at or promptly after the effective time of the merger and we expect to extend the offer from time to time until the conditions to the merger are satisfied or waived and the merger is completed.

If we extend the period of time during which the offer is open, we will make a public announcement of the new time and date of expiration no later than 9:00 a.m., New York City time, on the next business day after the last previously-scheduled expiration date. Any public announcement relating to the extension will be communicated promptly to holders of options in a manner reasonably designed to inform, or having the effect of informing, option holders of the extension, which may include the issuance of a press release. For additional information regarding any extensions of the offer, see “– 7. Extension; Amendment; Termination of the Offer.”

If we increase or decrease the amount of the cash payment offered for the outstanding options or decrease the percentage of outstanding options eligible to be tendered for cancellation and the offer is scheduled to expire at a time prior to the tenth business day from and including the date on which notice of any such increase or decrease is first published, sent or given in the manner described in “– 7. Extension; Amendment; Termination of the Offer,” we will extend the offer so that it does not expire until at least the end of the tenth business day following such notice.

In accordance with the merger agreement, Parent determined the prices payable by us for tendered options as set forth in this offer to purchase.

Under the SEC’s issuer tender offer rules, a “business day” means any day other than a Saturday, Sunday or United States federal holiday.

3.	Purpose of the Offer; Plans.

We are making the offer pursuant to the requirements of the merger agreement. Pursuant to the merger agreement, Merger Sub will be merged with and into Dell, with Dell surviving the merger as a direct wholly-owned subsidiary of Intermediate and an indirect wholly-owned subsidiary of Parent, and each share of Dell common stock outstanding immediately prior to the effective time of the merger (other than certain excluded shares and shares held by any Dell stockholders who are entitled to and properly exercise appraisal rights under Delaware law) will be canceled and converted into the right to receive merger consideration of U.S. $13.75 in cash, without interest, less any applicable withholding taxes. In addition, the merger agreement provides that we will pay a special cash dividend of $0.13 per share to record holders of Dell common stock as of a date to be determined prior to the effective time of the merger. In connection with our payment of the special dividend, the merger agreement requires us to take all necessary action to reduce by $0.13 the exercise price per share of each option to purchase Dell common stock, whether vested or unvested, outstanding at the time we pay the special dividend. Parent currently is owned by Michael S. Dell, the Chairman and Chief Executive Officer of the Company, and investment funds affiliated with Silver Lake Partners, a global private equity firm.

The offer will allow holders of outstanding options granted under our 2012 Plan and our 2002 Plan to realize compensatory value for those options through the opportunity to receive a cash payment for the options in connection with the merger even though such holders are not entitled to receive a cash payment for those options under the merger agreement.

Although our board of directors has approved the making of the offer, neither we nor our board of directors make any recommendation as to whether you should tender or refrain from tendering your outstanding options in the offer. Our directors and executive officers who hold options granted under our 2012 Plan and our 2002 Plan (other than Mr. Dell, who has agreed that his options will be canceled for no consideration in connection with the merger) may participate in the offer on the same basis as all other holders of outstanding options who are eligible to participate in the offer. For additional information, see “–12. Interests of Directors and Officers; Transactions and Arrangements Concerning the Options.” You must make your own decision concerning whether or not to tender your outstanding options for cancellation in exchange for the cash payment described in this offer to purchase. We cannot assure you that you would not ultimately receive greater value from your options than we are offering in the offer if you do not tender your options. In connection with your decision concerning whether or not to participate in the offer, we encourage you to read this entire offer to purchase, including the section of this offer to purchase entitled “Significant Consequences to Non-Participating Option Holders.”

After the completion of the merger, Parent will operate its business through Dell and Dell’s subsidiaries. Upon the completion of the merger, Dell will cease to have publicly traded equity securities and will have substantially more debt than it currently has. The Parent Parties have advised us that they expect to make various changes to Dell’s operations following the completion of the merger, including extending Dell’s end-to-end information technology solutions capabilities, hiring additional sales personnel, competing more aggressively in emerging countries, investing for growth in the personal computer and tablet business, and accelerating delivery of a simplified and enhanced customer experience. Additional financing may be needed by Dell in support of these changes and Dell’s transformation, as well as to support additional acquisitions. Also, in the short term, these measures are likely to lower gross margins, raise Dell’s operating expenses and raise capital expenditures, resulting in lower earnings per share.

The Parent Parties further have advised us that they do not have any current intentions, plans or proposals to cause Dell to engage in (1) an extraordinary corporate transaction following the completion of the merger involving Dell’s corporate structure, business or management, such as a merger, reorganization or liquidation, (2) the purchase, sale or transfer of a material amount of assets of Dell or any of its subsidiaries or (3) any other material changes to Dell’s corporate structure or business. We expect, however, that, both before and following the completion of the merger, the management and/or board of directors of Dell will continue to assess Dell’s assets, corporate and capital structure, capitalization, operations, business, properties and personnel to determine what changes, if any, would be desirable following the merger to enhance the business and operations of Dell and, subject to the terms of the merger agreement, before the completion of the merger, may cause Dell to effect any changes or engage in any transactions that the management and/or board of directors of Dell decides are in its best interest upon such review. Any such transactions could increase the risk of a decline in the value of any shares of Parent common stock issuable upon the exercise of options to purchase Parent common stock held by option holders who do not participate in the offer.

4.        Procedures for Tendering Outstanding Options.

Proper Tender of Options. To validly tender your outstanding options for cancellation in exchange for the cash payment being offered pursuant to this offer, you must complete and submit your tender election online or in paper form in accordance with the accompanying tender election form before 11:59 p.m., New York City time, on October 25, 2013. If we extend the period during which you may elect to participate in the offer, you will have the right to tender your options at any time until the extended period expires.

To submit your tender election online, you must use the tender offer website at www.delltenderoffer.com. You should follow the instructions on the website to log in to the site. The website contains information about your outstanding options and provides instructions on how to submit your tender election. If you submit a tender election online, you will be deemed to have agreed to be bound by the terms and conditions set forth in the tender election form posted on the website. We expect to send to you confirmation of receipt of your online tender election by e-mail within one business day after you submit the election. If you do not receive this confirmation within one business day, you should check the status of your election by e-mailing ContactUs@DellTenderOffer.com or calling the Dell Offer to Purchase Service Center at 800-752-2702 (U.S.) or +1-857-362-5936 (international). Representatives are available to help you Monday through Friday from 8:00 a.m. to 10:00 p.m., New York City time, excluding U.S. holidays.

To submit your tender election in paper form, you must properly complete and sign the tender election form in accordance with its instructions, and deliver the completed and signed tender election form to us by any one of the following methods:

•	Facsimile at 866-765-8381 (toll free for U.S./Canada) or
+1-416-981-8739 (international)

or

•	E-mail to ContactUs@DellTenderOffer.com

or

•	Mail to our P.O. box at:

Dell Offer to Purchase Service Center

Mailstop N-1-K, P.O. Box 9740

Providence, RI 02940-9740

or

•	Mail or overnight courier service to:

-	our address in the United States at:

Dell Offer to Purchase Service Center

Mailstop N-1-K, 1 Investors Way

Norwood, MA 02062

or

-	our address in Ireland at:

Dell Products

Human Resources, Compensation & Benefits Department

Raheen Business Park

Raheen

Limerick, Ireland

or

-	our address in Singapore at:

c/o Jeff Koch

Dell Global B.V.

Singapore Branch

2 International Business Park

The Strategy Tower 2, #01-34

Singapore 609930

Submission of paper tender election forms by any means other than those specified above, including by hand delivery, is not permitted.

A paper tender election form was included together with each paper copy of the offer to purchase mailed to option holders who did not receive the offer to purchase by e-mail. To obtain a copy of the paper tender election form if you do not have one, you should e-mail ContactUs@DellTenderOffer.com or call the Dell Offer to Purchase Service Center at 800-752-2702 (U.S.) or +1-857-362-5936 (international). Representatives are available to help you Monday through Friday from 8:00 a.m. to 10:00 p.m., New York City time, excluding U.S. holidays.

Only tender elections that are complete, submitted and actually received online at www.delltenderoffer.com or by us in paper form before the expiration of the offer will be accepted.

You do not need to return your stock option agreements or other grant documents for your options to be effectively tendered in the offer.

If we do not receive your election before the deadline for tendering on the expiration date, you will not participate in the offer, and all outstanding options you hold will be treated as described in the sections of this offer to purchase entitled “Significant Consequences to Non-Participating Option Holders” and “– 3. Purpose of the Offer; Plans.”

Determination of Validity; Rejection of Tendered Options; Waiver of Defects; No Obligation to Give Notice of Defects; Waiver of Conditions. We will determine, in our reasonable discretion, all questions as to the form, eligibility, including time of receipt, and acceptance of any election and any other required documents. We reserve the right to reject any election and any required documents that we determine, in our reasonable discretion, are not in proper form, or that we determine are unlawful to accept or the payment for which may be unlawful. Otherwise, and subject to the terms and conditions of the offer, we will accept all proper and timely tenders of outstanding options for cancellation that are not validly withdrawn.

We reserve the right to waive any defect or irregularity with respect to any particular options or any particular option holder. No tender of outstanding options in the offer will be valid until all defects or irregularities have been cured by the electing option holder or waived by us. Neither Dell nor any other person is obligated to give notice of any defects or irregularities in any tender election, nor will anyone incur any liability for failure to give any such notice.

We reserve the right to waive any condition of this offer. However, if we waive a condition, it will be waived for all option holders.

Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination with respect to the matters described in this Section 4 will be final and binding on all parties.

Our Acceptance Constitutes an Agreement. Your tender of outstanding options in the offer pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the offer. Our acceptance of the outstanding options tendered for cancellation by you pursuant to the offer will constitute a binding agreement between Dell and you upon the terms and subject to the conditions of the offer.

Subject to our rights to extend, terminate and amend the offer, we will accept for payment, promptly after the expiration date, all properly tendered outstanding options that have not been validly withdrawn.

If the offer is terminated without any options being purchased, any tender election forms received pursuant to the offer will be canceled, destroyed or returned to the submitting option holder.

5.        Withdrawal Rights.

You may withdraw your tender of outstanding options online or by a submission in paper form if you comply with the provisions of this Section 5.

You have the right to withdraw the outstanding options you have tendered for cancellation at any time before 11:59 p.m., New York City time, on October 25, 2013. If we extend the period during which you may elect to participate in the offer, you will have the right to withdraw previously-tendered options at any time before the extended period expires. In addition, if your tendered options have not been accepted for payment after the expiration of 40 business days from the commencement of the offer, or November 22, 2013, you may withdraw your tendered options at any time.

To withdraw your previously tendered options online, you must submit a properly completed withdrawal election before the expiration of the offer at www.delltenderoffer.com that indicates that your previously tendered options are withdrawn. You should follow the instructions on the website to log in to the site. The website provides instructions on how to submit your withdrawal election. If you submit a withdrawal election online, you will be deemed to have agreed to be bound by the terms and conditions set forth in the withdrawal election form posted on the website. We expect to send to you confirmation of receipt of your online withdrawal election by e-mail within one business day after you submit the election. If you do not receive this confirmation within one business day, you should check the status of your election by e-mailing ContactUs@DellTenderOffer.com or calling the Dell Offer to Purchase Service Center at 800-752-2702 (U.S.) or +1-857-362-5936 (international). Representatives are available to help you Monday through Friday from 8:00 a.m. to 10:00 p.m., New York City time, excluding U.S. holidays.

To withdraw your previously tendered options in paper form, you must properly complete and sign the withdrawal election form in accordance with its instructions, and deliver the completed and signed withdrawal election form to us before the expiration of the offer by any one of the following methods:

•	Facsimile at 866-765-8381 (toll free for U.S./Canada) or
+1-416-981-8739 (international)

or

•	E-mail to ContactUs@DellTenderOffer.com

or

•	Mail to our P.O. box at:

Dell Offer to Purchase Service Center

Mailstop N-1-K, P.O. Box 9740

Providence, RI 02940-9740

or

•	Mail or overnight courier service to:

-	our address in the United States at:

Dell Offer to Purchase Service Center

Mailstop N-1-K, 1 Investors Way

Norwood, MA 02062

or

-	our address in Ireland at:

Dell Products

Human Resources, Compensation & Benefits Department

Raheen Business Park

Raheen

Limerick, Ireland

or

-	our address in Singapore at:

c/o Jeff Koch

Dell Global B.V.

Singapore Branch

2 International Business Park

The Strategy Tower 2, #01-34

Singapore 609930

Submission of paper withdrawal election forms by any means other than those specified above, including by hand delivery, is not permitted.

A paper withdrawal election form was included together with each paper copy of the offer to purchase mailed to option holders who did not receive the offer to purchase by e-mail. To obtain a copy of the paper withdrawal election form if you do not have one, you should e-mail ContactUs@DellTenderOffer.com or call the Dell Offer to Purchase Service Center at 800-752-2702 (U.S.) or +1-857-362-5936 (international). Representatives are available to help you Monday through Friday from 8:00 a.m. to 10:00 p.m., New York City time, excluding U.S. holidays.

Only withdrawal elections that are complete, submitted and actually received online at www.delltenderoffer.com or by us in paper form before the expiration of this offer will be accepted.

The election to withdraw the tender of any tendered options may be made only with respect to all outstanding options granted under our 2012 Plan and our 2002 Plan and held by you, as we will not accept a withdrawal election for fewer than all such outstanding options previously tendered by you.

You do not need to withdraw a tendered option in order to exercise the option pursuant to its terms before the expiration of the offer, as described in “– 6. Acceptance of Tendered Options and Payment.” The submission of any withdrawal election for this or any other reason will result in withdrawal from the offer of all of your previously-tendered options.

You may not rescind any withdrawal, and any tendered options withdrawn will thereafter be deemed not properly tendered pursuant to the offer. Properly withdrawn options, however, may be re-tendered by again following the procedures described in “– 4. Procedures for Tendering Outstanding Options.” In all cases, the last election properly submitted and received by us through the tender offer website or in paper form before the expiration of the offer will prevail.

Neither Dell nor any other person is obligated to give notice of any defects or irregularities in any withdrawal election, nor will anyone incur any liability for failure to give any such notice. We will determine, in our reasonable discretion, all questions as to the form and validity, including time of receipt, of withdrawal elections. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination with respect to these matters will be final and binding on all parties.

6.        Acceptance of Tendered Options and Payment.

Upon the terms and subject to the conditions set forth in the offer, promptly following the expiration date, we will accept for cancellation and payment all tendered options that, subject to our right to extend, terminate or amend this offer, have not:

•	been exercised by you before the expiration of the offer;

•	expired or otherwise terminated by their terms before the expiration of the offer; or

•	been properly withdrawn from the offer by you before 11:59 p.m., New York City time, on the expiration date.

For purposes of the offer, we will be deemed to have accepted all options that are validly tendered for cancellation and not exercised, expired or otherwise terminated by their terms or properly withdrawn if, as and when we give oral or written notice to the option holders of our acceptance for payment of such options. Payment of the specified cash amounts pursuant to the offer also will be deemed to be acceptance of tendered options.

If you tender your outstanding options pursuant to the offer but subsequently exercise some or all of your outstanding tendered options pursuant to their terms before the expiration of the offer, your election to tender still will be accepted but no longer will apply to your exercised options, because this offer applies only to options that are outstanding and unexercised as of the deadline for tendering on the expiration date. If you exercise any of your outstanding options without first withdrawing your tender of your options, we automatically will withdraw the exercised portion of the options from your election, and you will not receive any payment pursuant to the offer for the shares covered by the voluntarily exercised portion of your options. The remainder of the options, if any, will continue to be included in the offer unless you withdraw your tender before the expiration of the offer in accordance with the procedures described in “– 5. Withdrawal Rights.” Any shares of Dell common stock that you receive in connection with the exercise of any options prior to the effective time of the merger will be converted under the merger agreement into the right to receive U.S. $13.75 per share, without interest, less any applicable withholding taxes. In addition, if you exercise any of your outstanding options before the record date, to be determined, for our payment of the special cash dividend of $0.13 per share that we will make to record holders of Dell common stock in accordance with the merger agreement, you will be entitled to receive the special dividend with respect to each share you receive pursuant to the option exercise if the merger is completed.

Properly tendered options accepted in accordance with the terms and conditions of the offer will be paid for promptly after the expiration of the offer, and the cash payment for such options will not be subject to any vesting conditions or otherwise be subject to forfeiture. Your election to participate in the offer will not change in any way your status as an at-will employee of Dell or any of our subsidiaries.

We will pay for your outstanding options accepted in this offer via payroll or by check delivered directly to you. Payment will be made in your local currency. All applicable taxes will be withheld from the payment.

Payments will be made only to the person in whose name the tendered options are held. You do not have the right to assign or transfer to another person your right to receive the cash payment due on our acceptance for payment of your tendered options under the offer.

7.        Extension; Amendment; Termination of the Offer.

We may, at any time and from time to time, extend the period of time during which the offer is open and delay accepting any options tendered for purchase by publicly announcing the extension, or by giving oral, written or electronic notice of the extension to the option holders.

At any time before the expiration of this offer, we may postpone or amend the offer and, subject to the requirements of applicable law and the terms and conditions of the offer, terminate the offer in our reasonable discretion. To postpone acceptance and cancellation of options, we must publicly announce the postponement or give oral, written or electronic notice of the postponement to the option holders. Our right to delay accepting tendered options is limited by Rule 13e-4(f)(5) under the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” which requires us to pay the consideration offered or return the tendered options promptly after we terminate or withdraw the offer. Pursuant to that provision, we will pay the consideration offered or return tendered options promptly after any termination or withdrawal of the offer.

Subject to applicable law, we further reserve the right, in our reasonable discretion and regardless of whether any of the conditions described in “– 8. Conditions of the Offer” has occurred or is deemed by us to have occurred, to amend the terms of the offer in any respect, including decreasing or increasing the consideration offered in the offer to option holders. We may amend the offer at any time by publicly announcing the amendment or by giving oral, written or electronic notice of the amendment to the option holders. We expect the offer to be consummated at or promptly after the effective time of the merger and we expect to extend the offer from time to time until the conditions to the merger are satisfied or waived and the merger is completed. If we extend the period of time during which the offer is open, we will make a public announcement of the new time and date of expiration no later than 9:00 a.m., New York City time, on the next business day after the last previously-scheduled expiration date. Any public announcement relating to the extension will be communicated promptly to option holders in a manner reasonably designed to inform, or having the effect of informing, option holders of the extension, which may include the issuance of a press release. If we extend the deadline for tendering your outstanding options, you must tender your outstanding options before the extended deadline.

If we materially change the terms of the offer or the information about the offer, or if we waive a material condition of the offer, we will extend the offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. Under these rules, the minimum period a tender offer must remain open following material changes in the terms of the offer or information about the offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances. If we increase or decrease the amount of the cash payment offered for the outstanding options or decrease the percentage of outstanding options eligible to be tendered for cancellation, we will notify you of the action. If the offer is scheduled to expire at a time prior to the tenth business day from and including the date on which notice of any such an increase or decrease is first published, sent or given as described above, we will extend the offer so that it does not expire until at least the end of the tenth business day following such notice.

We do not expect to terminate the offer before the expiration date for any reason other than because the merger has not occurred or the merger agreement has been terminated in accordance with its terms, although we have the right to do so if any of the conditions described in “– 8. Conditions of the Offer” is not satisfied. The offer will terminate, without any further action by us, if the merger agreement is terminated in accordance with its terms. If the offer is terminated for this or any other reason, we will not pay any consideration in exchange for outstanding options tendered to us. Under those circumstances, you will continue to hold your options to purchase our common stock under the same terms and conditions as before the offer.

If we terminate the offer before the expiration date, we will promptly notify each holder of tendered options of such termination.

8.        Conditions of the Offer.

This offer is not conditioned on any minimum total number of outstanding options being tendered. To participate in the offer, however, an option holder must tender in the offer all of the holder’s outstanding options granted under our 2012 Plan and our 2002 Plan. Partial tenders of options will not be accepted.

Notwithstanding any other provision of the offer, we will not be required to accept any options tendered, and we may terminate or amend the offer, or postpone our acceptance and cancellation of any outstanding options tendered for cancellation and payment, in each case subject to the rules under the Exchange Act, if at any time on or after September 26, 2013, and before 11:59 p.m., New York City time, on October 25, 2013 (or on any later expiration date if this offer is extended), any of the following events has occurred, or has been determined by us to have occurred, and, in our reasonable judgment in any such case, the occurrence of such event makes it inadvisable for us to proceed with the offer:

•	the merger has not occurred or the merger agreement has been terminated in accordance with its terms; or

•

there has been any action or proceeding threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the offer or us or any of our subsidiaries, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might directly or indirectly:

•

make the acceptance of, or the payment for, some or all of the options tendered in exchange for the cash payment being offered in the offer illegal or otherwise restrict or prohibit completion of the offer;

•	delay or restrict our ability, or render us unable, to cancel or pay for some or all of the options tendered for the cash payment described in this offer to purchase; or

•	materially and adversely affect the business, condition (financial or other), income, operations or prospects of us or our subsidiaries, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries.

The conditions to the offer are for our benefit. We may assert them in our reasonable discretion regardless of the circumstances giving rise to them before the expiration date, other than acts or omissions to act by us. Other than the condition set forth in the first bullet point above, which is not waiveable, we may waive any of the conditions, in whole or in part, at any time and from time to time before the expiration date, in our reasonable discretion, whether or not we waive any other condition to this offer. Subject to any order or decision by a court or arbitrator of competent jurisdiction, any determination we make concerning the events described in this Section 8 will be binding on all parties.

For information with respect to the conditions to the consummation of the merger see “The Merger – 2. Conditions to Consummation of the Merger.”

9.        Price Range of Dell Common Stock Underlying the Options.

There is no established trading market for options to purchase Dell common stock granted under our 2012 Plan or our 2002 Plan.

The Dell common stock that is issuable upon exercise of the options is traded on the NASDAQ Global Select Market under the symbol “DELL.” The following table sets forth for the periods indicated the high and low sales prices per share of Dell common stock in U.S. dollars.

Fiscal Year	High	Low
2014
First Quarter	$14.64	$13.04
Second Quarter	$13.79	$12.28
Third Quarter (through September 25, 2013)	$13.90	$13.52

2013
First Quarter	$18.36	$15.77
Second Quarter	$15.92	$11.39
Third Quarter	$12.77	$9.11
Fourth Quarter	$14.17	$8.69

2012
First Quarter	$15.98	$12.99
Second Quarter	$17.60	$15.34
Third Quarter	$16.65	$13.29
Fourth Quarter	$17.88	$14.15

The closing sale price of our common stock on January 11, 2013, the last trading day before media reports of a possible going private transaction involving Dell were first published, was U.S. $10.88 per share. The merger consideration represents a premium of approximately 28% to such closing sale price. The closing sale price of our common stock was U.S. $13.86 on September 25, 2013, the latest practicable trading date before the filing of this offer to purchase.

You should evaluate current market quotes for Dell common stock, among other factors, before deciding whether or not to participate in the offer.

10.        Source and Amount of Consideration.

As of the date of this offer to purchase, options granted under our 2012 Plan and our 2002 Plan representing rights to purchase a total of 70,624,718 shares of our common stock are eligible to be tendered in the offer. Based upon that number and assuming all outstanding options granted under our 2012 Plan and our 2002 Plan and eligible to be tendered in the offer are tendered and accepted for payment in the offer (other than options held by Mr. Dell, which will be canceled for no consideration in connection with the merger as provided in the merger agreement), the aggregate amount necessary to pay the total cash consideration for such options and to pay the fees and expenses relating to the offer is expected to be approximately U.S. $49.4 million. We expect to obtain these funds from our cash on hand. As of August 2, 2013, the last day of our most recently completed fiscal quarter, we had aggregate consolidated cash, cash equivalents and investments of approximately U.S. $13.9 billion.

11.        Information Concerning Dell.

The Company is a leading global integrated solutions provided in the IT industry. The Company is focused on providing complete technology solutions to its customers that are scalable, flexible and easy to use. Over time, the Company has added new distribution channels, such as retail, system integrators, value-added resellers and distributors, to expand its access to more end-users around the world. The Company is a Delaware corporation with principal executive offices at One Dell Way, Round Rock, Texas 78682. The Company’s telephone number is 1-800-289-3355.

Additional information about the Company is contained in reports and other documents we have filed with the SEC, some of which are incorporated by reference into this offer to purchase. For information about how you can view our incorporated filings, see “– 17. Additional Information.”

12.	Interests of Directors and Officers; Transactions and Arrangements Concerning the Options.

A list of our directors and executive officers is attached to this offer to purchase as Schedule A. As of September 16, 2013, our executive officers and directors, who consisted of 20 persons, as a group held outstanding options granted under our 2012 Plan and our 2002 Plan to purchase a total of 11,428,051 shares of our common stock, which represented approximately 16.1% of the shares subject to all options outstanding under our 2012 Plan and our 2002 Plan as of that date, other than options held by residents of the People’s Republic of China, which are not eligible to be tendered in the offer. The following table sets forth the beneficial ownership by each of our directors and executive officers of outstanding options granted under our 2012 Plan and our 2002 Plan as of September 16, 2013 and the amount that they would receive in the offer if they tendered all of such outstanding options for cancellation and payment (in U.S. dollars):

	Number of shares subject to options	Percentage of total number of shares subject to outstanding options (1)	Total cash payment in offer for tender of all options
Michael S. Dell	852,899	1.2%	(2)
James W. Breyer	–	–	–
Donald J. Carty	486,051	0.7%	$132,911

	Number of shares subject to options	Percentage of total number of shares subject to outstanding options (1)	Total cash payment in offer for tender of all options
Janet F. Clark	–	–	–
Laura Conigliaro	–	–	–
Kenneth M. Duberstein	–	–	–
Gerard J. Kleisterlee	–	–	–
Klaus S. Luft	30,806	–	$7,813
Alex J. Mandl	36,306	0.1%	$8,363
Shantanu Narayen	–	–	–
H. Ross Perot, Jr.	31,341	–	$40,077
Jeffrey W. Clarke	2,578,042	3.6%	$3,963,233
Stephen J. Felice	1,709,926	2.4%	$715,948
Brian T. Gladden	1,827,364	2.6%	$2,087,553
Marius A. Haas	140,846	0.2%	$429,580
Steve H. Price	605,837	0.9%	$273,094
Karen H. Quintos	417,385	0.6%	$226,860
John A. Swainson	1,052,632	1.5%	$421,053
Lawrence P. Tu	1,484,399	2.1%	$581,711
Suresh C. Vaswani	174,217	0.2%	$69,687

(1)	For purposes of this table, options held by residents of the People’s Republic of China, which are not eligible to be tendered in the offer, have been excluded from the calculations.
(2)	The merger agreement provides that all of Mr. Dell’s options to purchase shares of our common stock granted under our 2012 Plan and our 2002 Plan will be canceled for no consideration in connection with the merger. Therefore, Mr. Dell will not participate in the offer.

Our executive officers (other than Mr. Dell) have advised us they will make their tender determinations during the tender offer period. We have been informed by all of our directors who hold options granted under our 2012 Plan and our 2002 Plan (other than Mr. Dell) that they will participate in the offer and tender their options for cancellation and payment pursuant to this offer. Mr. Dell’s options will be canceled for no consideration in connection with the merger as provided in the merger agreement.

Neither Dell nor any of its directors or executive officers engaged in transactions involving options to purchase Dell common stock during the 60 days before the commencement of the offer.

Prior to the commencement of this offer, Parent and its representatives have engaged in discussions with all of Dell’s executive officers regarding the anticipated structure of the equity incentives that would be made available after the completion of the merger to Dell’s executive officers other than Mr. Dell, whose agreements and arrangements with Parent regarding such matters are described in our SEC filings incorporated by reference into this offer to purchase. As a result of these discussions, the executive officers of Dell currently are expected to be eligible to transfer, contribute and deliver to Parent, immediately prior to the completion of the merger, all or any portion of their shares of Dell common stock in exchange for shares of Parent common stock. In addition, Dell’s executive officers and certain other employees of Dell currently are expected to be able to elect to roll over a portion of their Dell restricted stock units held by such executive officers and employees that are outstanding immediately prior to the merger closing. The executive officers and certain other employees of Dell also are expected to be eligible to receive grants of options to purchase shares of common stock of Parent, which options will be subject to time-based and performance-based vesting requirements. Each of the options granted to Dell’s executive officers and such other employees are expected to have a per share exercise price of $13.75 and a 10-year maximum term. All shares of Parent common stock, including any shares received upon exercise of options and in settlement of restricted stock units of Parent, are expected to be subject to the terms of a stockholders agreement that will include customary terms, including, among other things, transfer restrictions, call rights, put rights, tag-along rights and drag-along rights. Parent also has had discussions with Dell’s executive officers (other than Mr. Dell, whose expected new employment agreement with Parent and Dell is described in our SEC filings incorporated by reference into this offer to purchase) regarding their current terms of employment, and these discussions may result in amendments to certain terms of employment of such executive officers in connection with the completion of the merger.

For additional information regarding all other agreements, arrangements and understandings with respect to any of our securities involving any of our executive officers and directors, see “Special Factors—Interests of the Company’s Directors and Executive Officers in the Merger” in our definitive proxy statement regarding the proposed merger, “Special Factors—Interests of the Company’s Directors and Executive Officers in the Merger” in our proxy supplement, and our other filings with the SEC that are referred to in this offer to purchase in “– 17. Additional Information.” Except as otherwise described or referred to above, neither we nor, to our knowledge, any of our executive officers or directors is a party to any agreement, arrangement or understanding with respect to any of our securities, including, but not limited to, any agreement, arrangement or understanding concerning the transfer or the voting of any of our securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations.

13.	Status of Options Canceled by Us in the Offer; Accounting Consequences of the Offer.

Outstanding options granted under our 2012 Plan and our 2002 Plan and properly tendered in this offer and accepted for purchase will be canceled. For financial reporting purposes, we intend to apply guidance found in Accounting Standards Codification (“ASC”) Topic 718 – Compensation – Stock Compensation and ASC Topic 805 – Business Combinations. This application may result in allocation of the cash payment in the offer to both the purchase price consideration and compensation costs for Parent and Dell in the merger. Assuming 100% participation in this offer (other than with respect to options held by Mr. Dell, whose options will be canceled for no consideration in connection with the merger as provided in the merger agreement), the aggregate amount necessary to pay the total cash consideration for such options and to pay the fees and expenses relating to the offer is expected to be approximately U.S. $49.4 million before taxes.

14.	Legal Matters; Regulatory Approvals.

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by the purchase and cancellation of outstanding options in exchange for the cash payment contemplated by the offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the cancellation of our options as contemplated herein. If any such approval or other action should be required, we expect that we will seek such approval or take such other action. We are unable to predict whether we may determine that we are required to delay the acceptance of options tendered for cancellation in exchange for the cash payment contemplated by the offer pending the outcome of any such matter. We cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligation under the offer is subject to the satisfaction or waiver of the conditions described in “– 8. Conditions of the Offer.”

15.	Material U.S. Federal Income Tax Consequences.

The following is a general summary of the material U.S. federal income tax consequences of the tender of outstanding options in exchange for the cash payment contemplated by the offer by individuals who are citizens or residents of the United States. This discussion is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Any such change could affect the accuracy of the statements and conclusions set forth herein. The federal, state, local and non-U.S. tax consequences for each option holder will depend upon that holder’s individual circumstances. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to particular option holders, and this summary does not discuss other U.S. federal tax consequences (such as employment or estate and gift taxes), except where noted below, or state, local or non-U.S. tax consequences that may be relevant to you in light of your particular individual circumstances.

If you tender your outstanding options for cash in the offer, the cash payment you receive will be taxable to you as compensation income, which is ordinary income, in the year in which you receive the cash payment. If you are a current or former employee, this ordinary income will be reflected on the Form W-2 reported to the Internal Revenue Service for you for the year in which the cash payment is made. The amount of the cash payment you receive in exchange for the tender of your options will be subject to all required income and payroll tax withholdings, such as withholding of income, FICA and Medicare taxes, and other applicable employment taxes. If you are a current or former non-employee director or other U.S. non-employee service provider, this ordinary income will be reflected on the Form 1099 reported to the Internal Revenue Service for you for the year in which the cash payment is made.

If you elect not to tender your outstanding options in the offer, the offer will not have any current U.S. federal income tax consequences for you. In particular, the offer will not have any current U.S. federal income tax consequences for you if, as a result of your decision to refrain from tendering your outstanding options in the offer, your options are converted into options to purchase Parent common stock in connection with the merger.

If you are a resident of, or otherwise subject to tax in, Puerto Rico or a country other than the United States, you should review the information in the applicable appendix included in Appendices 1 - 48 to this offer to purchase for a discussion of material non-U.S. tax consequences that may apply to you in the applicable jurisdiction as a result of participating in the offer.

We recommend that you consult your own tax advisor with respect to the particular U.S. federal, state and local tax consequences or non-U.S. tax consequences to you of participating in the offer.

16.	Fees and Expenses.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting the tender of outstanding options pursuant to the offer. Directors, officers and employees of Dell or our subsidiaries, who will not be specifically compensated for such services, may contact option holders by mail, telephone, facsimile, e-mail, other forms of electronic communication and in person regarding the offer.

17.	Additional Information.

We have filed with the SEC a Tender Offer Statement on Schedule TO, referred to as the “Schedule TO,” under the Exchange Act, which includes the information contained in this offer to purchase and other information relating to this offer. This offer to purchase does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We therefore recommend that you review the Schedule TO, including all of its exhibits, before making a decision on whether or not to participate in the offer.

In addition to the Schedule TO, we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings also are available to the public at the SEC’s website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC by going to the “Investor Relations” section of our website at www.dell.com/investor, where such documents will be available as soon as reasonably practicable after we file the documents electronically with the SEC. The information provided on our website is not part of this offer to purchase and therefore is not incorporated by reference herein.

The SEC allows us to “incorporate by reference” into this offer to purchase the information we file with it, which means that we may disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this offer to purchase. Some documents or information, such as information provided under Items 2.02 and 7.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. We do not incorporate by reference into this offer to purchase any of such documents or information that are deemed furnished and not filed under those rules.

We also recommend that, in addition to this offer to purchase, you review the following documents, which we have filed with the SEC and incorporate by reference into this offer to purchase (to the extent deemed filed and not furnished under SEC rules), before making a decision on whether or not to participate in the offer:

•

our definitive proxy statement on Schedule 14A relating to the proposed merger filed with the SEC on May 31, 2013, as supplemented by our proxy supplement on Schedule 14A filed with the SEC on August 14, 2013;

•

our Annual Report on Form 10-K for the fiscal year ended February 1, 2013 filed with the SEC on March 12, 2013, as amended by our Annual Report on Form 10-K/A (Amendment No. 1) filed with the SEC on June 3, 2013 (the “Fiscal 2013 Form 10-K”);

•	our Quarterly Reports on Form 10-Q for the quarters ended May 3, 2013 and August 2, 2013;

•

our Current Reports on Form 8-K filed with the SEC on February 5, 2013, February 6, 2013 (as amended by our Current Report on Form 8-K/A filed on February 15, 2013), February 19, 2013 (solely with respect to Item 8.01 thereunder), February 28, 2013, April 23, 2013, April 29, 2013, August 1, 2013, August 2, 2013, August 6, 2013 (with respect to Item 8.01 thereunder and the recast presentation of “Item 1—Business,” “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Item 8—Financial Statements and Supplementary Data” of the Fiscal 2013 Form 10-K included in Exhibit 99.1 thereto), August 7, 2013 and September 18, 2013; and

•

the description of our common stock contained in our Current Report on Form 8-K filed with the SEC on August 10, 2011, including any amendment or report filed for the purpose of updating such description.

We will file an amendment to the Schedule TO to incorporate by reference into this offer to purchase all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this offer to purchase and before the expiration date to the extent necessary to comply with applicable securities laws. Any statement contained in a document incorporated by reference into this offer to purchase shall be deemed to be modified or superseded for purposes of this offer to purchase to the extent that a statement contained in this offer to purchase or in any subsequently filed document incorporated by reference into this offer to purchase modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this offer to purchase.

The information contained in this offer to purchase should be read together with the information contained in the documents to which we have referred you and which are incorporated by reference into this offer to purchase.

We have disseminated this offer to purchase and related documents by e-mail to certain of our employees. Any person to whom this offer to purchase is delivered, either by e-mail or in paper form by regular mail, may request additional copies in paper form of this offer to purchase and such related documents and any of the documents incorporated by reference into this offer to purchase or other information concerning us or the offer, without charge, by e-mailing ContactUs@DellTenderOffer.com or by calling the Dell Offer to Purchase Service Center at 800-752-2702 (U.S.) or +1-857-362-5936 (international). Representatives are available to help you Monday through Friday from 8:00 a.m. to 10:00 p.m., New York City time, excluding U.S. holidays. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

18.	Miscellaneous.

As of the date of this offer to purchase, we have determined that non-tendered options held by residents of the People’s Republic of China may not be converted into options to purchase Parent common stock under the laws of the People’s Republic of China. Accordingly, the offer will not be made to, nor will tenders of options be accepted from or on behalf of, the holders of our options residing in the People’s Republic of China.

If the making of the offer is not in compliance with the laws of any U.S. jurisdiction, we will make a good faith effort to revise the offer to comply with any such laws. If, after such good faith effort, we cannot comply with any such laws, the offer will not be made to, nor will elections be accepted from or on behalf of, the option holders residing in any such jurisdiction.

THE MERGER

1.	General.

We are making this offer pursuant to the requirements of the merger agreement. Pursuant to the merger agreement, Merger Sub will be merged with and into Dell, with Dell surviving the merger as a direct wholly-owned subsidiary of Intermediate and an indirect wholly-owned subsidiary of Parent, and each share of Dell common stock outstanding immediately prior to the effective time of the merger (other than certain excluded shares (including shares of our common stock held by Mr. Dell and the Susan Lieberman Dell Separate Property Trust (who, together with Mr. Dell, we refer to as the “MD Investors”) and shares held by any Dell stockholders who are entitled to and properly exercise appraisal rights under Delaware law) will be canceled and converted into the right to receive merger consideration of U.S. $13.75 in cash, without interest, less any applicable withholding taxes. In addition, the merger agreement provides that we will pay a special cash dividend of $0.13 per share to record holders of Dell common stock as of a date to be determined prior to the effective time of the merger. In connection with our payment of the special dividend, the merger agreement requires us to take all necessary action to reduce by $0.13 the exercise price per share of each option to purchase Dell common stock, whether vested or unvested, outstanding at the time we pay the special dividend. Parent currently is owned by Michael S. Dell, the Chairman and Chief Executive Officer of the Company, and investment funds affiliated with Silver Lake Partners, a global private equity firm.

Consummation of the merger is subject to certain conditions as set forth below.

2.	Conditions to Consummation of the Merger.

The obligations of Dell and the Parent Parties to effect the merger and the other transactions contemplated by the merger agreement are subject to the fulfillment (or waiver in writing by Parent and Dell) at or prior to the effective time of the merger, of the following conditions (some of which have been satisfied prior to the date of this offer to purchase, as described below):

•

the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of our common stock entitled to vote thereon in favor of the proposal to adopt the merger agreement in accordance with applicable law and the certificate of incorporation and bylaws of Dell, and the affirmative vote (in person or by proxy) in favor of the proposal to adopt the merger agreement by the holders of a majority of the outstanding shares of our common stock entitled to vote thereon that are present in person or by proxy at the special meeting of stockholders concerning the merger and voted for or against the proposal, other than shares owned, directly or indirectly, by (a) the Parent Parties, (b) the MD Investors, (c) the Michael S. Dell 2009 Gift Trust and Susan L. Dell 2009 Gift Trust, (d) any other officers and directors of Dell or (e) any other person having an equity interest in, or any right to acquire an equity interest in, Merger Sub or any entity of which Merger Sub is a direct or indirect subsidiary;

•

the absence of any injunction or similar order (whether temporary, preliminary or permanent) by a governmental entity having jurisdiction over the business of Dell or its subsidiaries (other than a de minimis portion thereof), or with respect to which the failure to abide by such an injunction or similar order prohibiting the consummation of the merger would potentially result in criminal liability, prohibiting the consummation of the transactions contemplated by the merger agreement and the absence of any law enacted, entered, promulgated, enforced or deemed applicable by any governmental entity having jurisdiction over the business of Dell or its subsidiaries (other than a de minimis portion thereof), or with respect to which the failure to abide by such a law prohibiting or making illegal the consummation of the merger would potentially result in criminal liability, prohibiting the consummation of the transactions contemplated by the merger agreement that, in any case, prohibits or makes illegal the consummation of the merger; and

•

the expiration or termination of any applicable waiting period (and any extension thereof) under (a) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (b) Council Regulation (EC) No 139/2004 of the European Union (if required or if jurisdiction is accepted by the European Commission pursuant to Member State referral or petition of the parties and, if not, the applicable antitrust and competition laws of the Member States of the European Union and European Economic Area in which a filing is required), and (c) the antitrust and competition laws of China and certain other jurisdictions.

In satisfaction of the stockholder approval condition under the merger agreement described in the first bullet above, Dell stockholders voted to adopt the merger agreement at a special meeting of stockholders held on September 12, 2013. In addition, as of the date of this offer to purchase, the conditions set forth in clause (a), clause (b) and, with respect to certain jurisdictions other than Brazil and China, clause (c) of the third bullet above have been satisfied.

Our obligation to effect the merger and the other transactions contemplated by the merger agreement also is further subject to the fulfillment (or waiver in writing by Dell) of the following additional conditions:

•

the representations and warranties of the Parent Parties will be true and correct both when made and at and as of the closing date of the merger, as if made at and as of such time (except to the extent expressly made as of a specified date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without regard to any qualifications or exceptions as to materiality contained in such representations and warranties), would not, individually or in the aggregate, impair, prevent or delay in any material respect the ability of any of the Parent Parties to perform its obligations under the merger agreement;

•

the Parent Parties will have performed in all material respects all obligations and complied in all material respects with all covenants required by the merger agreement to be performed or complied with by them prior to the effective time of the merger; and

•

each of the Parent Parties will have delivered to Dell a certificate, dated as of the closing date of the merger and signed by an executive officer of each of the Parent Parties, certifying to the effect that the above conditions have been satisfied.

The obligations of the Parent Parties to effect the merger and the other transactions contemplated by the merger agreement also are further subject to the fulfillment (or waiver in writing by Parent) of the following additional conditions:

•	(a) the representations and warranties of Dell with respect to capitalization, dividends, absence of a Company material adverse effect, finders or brokers fees and takeover laws and rights agreements will be true and correct (except, subject to certain exceptions, for such inaccuracies as are de minimis), both when made and at and as of the closing date of the merger, as if made at and as of such time (except to the extent expressly made as of a specified date, in which case as of such date), (b) the representations and warranties of Dell with respect to Dell’s significant subsidiaries, corporate authority and outstanding indebtedness will be true and correct in all material respects, both when made and at and as of the closing date of the merger, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date) and (c) all other representations and warranties of Dell will be true and correct both when made and at and as of the closing date of the merger, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except with respect to this clause (c) where the failure of such representations and warranties to be so true and correct (without regard to any qualifications or exceptions contained as to materiality or Company material adverse effect contained in such representations and warranties), individually or in the aggregate, does not constitute a Company material adverse effect;

•

Dell will have performed in all material respects all obligations and complied in all material respects with all covenants required by the merger agreement to be performed or complied with by it prior to the effective time of the merger;

•

Dell will have delivered to Parent a certificate, dated as of the closing date of the merger and signed by an executive officer of Dell, certifying that the above two conditions have been satisfied; and

•

Parent must not have the right to terminate the merger agreement as a result of Dell’s cash on hand being less than U.S. $7.4 billion as of the beginning of the day on which the closing of the merger would have been required to occur but for the failure of this condition.

None of Dell or the Parent Parties may rely as a basis for not consummating the merger on the failure of any condition set forth above (other than the mutual conditions to both Dell’s and the Parent Parties’ obligations) to be satisfied if such failure was caused by such party’s material breach of any provision of the merger agreement.

3.	Information Regarding Merger Proxy Statement.

In connection with our solicitation of proxies with respect to our special meeting of stockholders concerning the proposed merger, we filed with the SEC a definitive proxy statement on Schedule 14A on May 31, 2013 and a proxy supplement on Schedule 14A on August 14, 2013. Dell stockholders voted to adopt the merger agreement at the special meeting on September 12, 2013. Copies of the definitive proxy statement and proxy supplement are included at the tender offer website, www.delltenderoffer.com. You also may obtain a free copy of the definitive proxy statement, the proxy supplement and other relevant documents filed with the SEC at the SEC’s website at www.sec.gov or by going to the “Investor Relations” section of our website at www.dell.com/investor, by e-mailing ContactUs@DellTenderOffer.com or by calling the Dell Offer to Purchase Service Center at 800-752-2702 (U.S.) or +1-857-362-5936 (international). Representatives are available to help you Monday through Friday from 8:00 a.m. to 10:00 p.m., New York City time, excluding U.S. holidays.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD ELECT TO TENDER OR REFRAIN FROM TENDERING YOUR OUTSTANDING OPTIONS FOR CANCELLATION IN EXCHANGE FOR THE CASH PAYMENT BEING OFFERED PURSUANT TO THIS OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS OFFER TO PURCHASE AND THE OTHER INFORMATION TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS OFFER TO PURCHASE. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

September 26, 2013

SCHEDULE A

INFORMATION CONCERNING THE DIRECTORS AND OFFICERS OF DELL INC.

Name	Position
Michael S. Dell	Chairman and Chief Executive Officer
James W. Breyer	Director
Donald J. Carty	Director
Janet F. Clark	Director
Laura Conigliaro	Director
Kenneth M. Duberstein	Director
Gerard J. Kleisterlee	Director
Klaus S. Luft	Director
Alex J. Mandl	Director
Shantanu Narayen	Director
H. Ross Perot, Jr.	Director
Jeffrey W. Clarke	Vice Chairman and President, End User Computing Solutions and Operations
Stephen J. Felice	President, Chief Commercial Officer
Brian T. Gladden	Senior Vice President and Chief Financial Officer
Marius A. Haas	President, Enterprise Solutions
Steve H. Price	Senior Vice President, Human Resources
Karen H. Quintos	Senior Vice President and Chief Marketing Officer
John A. Swainson	President, Software Group
Lawrence P. Tu	Senior Vice President, General Counsel and Secretary
Suresh C. Vaswani	President, Services

Appendix 1

Material Tax Consequences under Laws of Argentina

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in Argentina. This summary is based on the tax laws in effect in Argentina as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than Argentina and/or have worked for Dell or its affiliates in a country other than Argentina, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of Argentina or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You likely will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will be subject to tax when the cash payment is made to you through local payroll. The cash payment will be treated as salary. You will be subject to income tax at your marginal rate and to social insurance contributions (to the extent the applicable contribution ceiling has not been exceeded) on the cash payment. Bank tax should not apply given the characterization of the cash payment as salary.

Due to exchange controls, the remittance of funds out of Argentina to exercise options is not possible. If you do not elect to participate in the offer, you may not be able to exercise your options, at least after they are converted into options to purchase Parent common stock, when the methods of exercise available to you will be more limited. We recommend that you consult your personal tax advisor regarding this matter.

Stamp Tax

Stamp tax may apply with respect to execution of the election form to participate in the offer and related documents depending upon the stamp tax requirements of the city in which you work. If you work in the City of Buenos Aires, you are no longer exempt from this stamp tax. You should consult with your personal tax advisor on this issue.

Personal Assets Tax

Provided the cash payment is deposited into an Argentine bank, the payment should not be considered a computable asset for personal assets tax purposes.

Withholding and Reporting

Your employer is required to withhold income tax and social insurance contributions (to the extent applicable contribution ceilings have not been exceeded) due on the cash payment. Your employer will report the additional income to the tax authorities. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 2

Material Tax Consequences under Laws of Australia

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in Australia. This summary is based on the tax laws in effect in Australia as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than Australia and/or have worked for Dell or its affiliates in a country other than Australia, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of Australia or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You likely will be subject to tax as a result of the tender of outstanding options in exchange for a cash payment pursuant to the offer. The tax treatment depends on the grant date of the outstanding options.

Receipt of Cash Payment

Options Granted Prior to July 1, 2009

The amount and characterization of taxable income will depend on whether you made an election to be taxed in the income year of the grant of the outstanding options, which is referred to as an “Election.” The tax treatment also will depend on whether the disposal of the outstanding options is considered an arm’s length transaction (as assumed below) or not. If, however, the tax authorities take the view that the disposal is not an arm’s length transaction, the tax treatment of the disposal of the outstanding options may be different from the treatment described below.

If you did not make an Election with respect to your outstanding options

If you did not make an Election to be taxed at grant, you may be subject to tax on the market value (determined according to ordinary principles) of the outstanding options on the date your outstanding options are canceled, or the “Cancellation Date,” at your marginal tax rate. This is because the disposal of your outstanding options will give rise to a “cessation time” for the purposes of the employee share scheme provisions. The “market value” of your outstanding options is to be determined according to ordinary principles and, on the basis that the cancellation of the options is considered to be at arm’s length, you should be subject to tax on the cash amount you receive.

If you made an Election with respect to your outstanding options

If you made an Election with regard to your outstanding options to be taxed at grant, you will be subject to capital gains tax on the lump sum cash payment. Your capital gain will be calculated as the difference between the cash amount you receive from the cancellation of the outstanding options and the market value of the outstanding options on the grant date. If, as of the Cancellation Date of the outstanding options, you have held the outstanding options for at least one year, which is likely in these circumstances, you will be subject to capital gains tax only on 50% of your capital gain.

If the cash amount you receive in respect of the cancellation of the outstanding options is less than the market value of the outstanding options on the grant date, you will be entitled to claim a capital loss in this amount. Capital losses are available to offset current year or future year capital gains. A capital loss cannot be used to offset other income.

Options Granted on or After July 1, 2009

If unvested outstanding options are tendered for a cash payment, the date of the tender will be the “deferred taxing point” for Australian tax purposes. The amount you must include in your assessable income in the income year (i.e., the year ending June 30) in which the deferred taxing point occurs in relation to your surrendered unvested options will be the difference between the “market value” of the outstanding options at the deferred taxing point and the cost base of those options. The “market value” of your outstanding options is to be determined according to ordinary principles and, on the basis that the cancellation of the options is considered to be at arm’s length, you should be subject to tax on the cash amount you receive.

If vested outstanding options are tendered for a cash payment, the deferred taxing point will have already occurred. The cash payment may be subject to capital gains tax. Please check with your personal tax advisor for details.

Withholding and Reporting

If you have provided your tax file number to your employer, your employer should not be required to withhold any income tax or Medicare Levy (or surcharge) where the cash payment is subject to the employee share scheme provisions (i.e., where the options met all the requirements for deferred taxation and you did not make an Election for options granted prior to July 1, 2009). Instead, you will be responsible for paying applicable income tax and Medicare Levy (and in some cases an additional surcharge) due on the cash payment.

Your employer will be required to report certain information to you (by July 14 after the relevant year end) and to the Australian Taxation Office (by August 14 after the relevant year end) if a “cessation time” or a “deferred taxing point” has occurred during an income year ending June 30.

To the extent capital gains tax is due with respect to the cash payment (i.e., if the deferred taxing point (or cessation time for options granted prior to July 1, 2009) has already occurred or you made an Election for options granted prior to July 1, 2009), the employer will not be required to withhold or report any capital gains tax. (You may nonetheless receive the report due by July 14 described above as your employer will not be aware of whether you made an Election.) Instead, you will be responsible for paying and reporting the capital gains tax due likely on the entire cash payment. Depending on how long you have held the options, you may only be required to report half of the assessable capital gain. You should confirm the reportable amount with your personal tax advisor.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 3

Material Tax Consequences under Laws of Austria

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in Austria. This summary is based on the tax laws in effect in Austria as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than Austria and/or have worked for Dell or its affiliates in a country other than Austria, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of Austria or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You likely will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will be subject to tax when the cash payment is made to you through local payroll. The cash payment will be treated as salary and will be subject to income tax and social insurance contributions (to the extent the applicable contribution ceiling has not been exceeded). If the cash payment qualifies as “additional annual payment,” it will be subject to a flat tax depending on the amount paid out. The applicability of the flat tax is, however, limited to an overall amount of one-sixth (1/6th) of your regular salary and this threshold usually is exceeded with the vacation and holiday allowance. Any amount exceeding the one-sixth (1/6th) threshold (also including any other irregular payments such as bonuses or holiday allowance) will be subject to income tax at your marginal income tax rate.

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions (to the extent the applicable contribution ceiling has not been exceeded) due on the cash payment. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 4

Material Tax Consequences under Laws of Belgium

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in Belgium. This summary is based on the tax laws in effect in Belgium as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than Belgium and/or have worked for Dell or its affiliates in a country other than Belgium, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of Belgium or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

The tax consequences to you with regard to your election to participate in the offer differ depending upon whether you accepted the outstanding options in writing within 60 days of their option offer date or more than 60 days from their option offer date. The option offer date is the date the original terms of your outstanding options were first communicated to you.

Options taxable at grant (because accepted in writing within 60 days of the offer date)

If you accepted your outstanding options in writing within 60 days of their offer date and undertook not to exercise or transfer your options before January 1 of the fourth calendar year following the offer date, referred to as the “Undertaking,” which was required in at least some cases under the terms of the option agreement for Belgium, you were subject to tax on the options at the time of the option offer under a favorable tax treatment. If you now elect to participate in the offer and tender your outstanding options in exchange for the cash payment, you likely will have to pay an amount of income tax equal to the amount you paid at grant (because the tender of your options likely is considered a “transfer” of the options, thereby disqualifying the options from the favorable tax treatment that would otherwise apply as a result of the Undertaking). However, no social security contributions should be due.

If you accepted your outstanding options within 60 days of the option offer date but did not enter into an Undertaking and therefore did not benefit from the favorable tax treatment at grant, you will likely not be subject to tax or to social security contributions when you elect to participate in the offer and tender your outstanding options in exchange for the cash payment.

Receipt of Cash Payment

You likely will not be subject to tax upon receipt of the cash payment. There is a risk that the Belgian tax authorities could disagree and insist that the cash payment constitutes a “certain benefit” subject to treatment as salary to the extent the amount received exceeds the amount on which you were taxed at grant. In this case, you will be subject to income tax at your marginal rate and likely to social security contributions when the cash payment is made to you through local payroll, and the employer will withhold applicable taxes.

Withholding and Reporting

No tax withholding will apply on the cash payment, subject to the risk that the tax authorities could disagree as described above. Regardless of whether the cash payment is characterized as a “transfer” of the options or a “certain benefit,” the employer is required to report the amount of the cash payment.

Options taxable at exercise (because accepted more than 60 days after the offer date)

Tender

If you did not accept your outstanding options in writing within 60 days of the option offer date, you likely will not be subject to tax when you elect to participate in the offer and tender your outstanding options in exchange for the cash payment.

Receipt of Cash Payment

The cash payment will be treated as salary and will be subject to income tax at your marginal rate and likely to social security contributions. (This treatment may be different from the taxation of the outstanding options upon exercise because social insurance contributions may be due on the cash payment.) You will likely be subject to tax when the cash payment is made to you through local payroll.

Withholding and Reporting

Your employer is required to report the cash payment as salary and withhold any income tax and applicable social insurance contributions due on the cash payment. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 5

Material Tax Consequences under Laws of Brazil

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in Brazil. This summary is based on the tax laws in effect in Brazil as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than Brazil and/or have worked for Dell or its affiliates in a country other than Brazil, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of Brazil or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You likely will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will be subject to tax when the cash payment is made to you through local payroll. The cash payment will be treated as ordinary income and will be subject to income tax at your marginal rate and to social insurance contributions (to the extent applicable contribution ceilings have not been exceeded).

Withholding and Reporting

Your employer is required to withhold income tax and social insurance contributions (to the extent applicable contribution ceilings have not been exceeded) due on the cash payment, and to report the amount of the cash payment to the tax authorities for the month in which it is received by you.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 6

Material Tax Consequences under Laws of Canada

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in Canada. This summary is based on the tax laws in effect in Canada as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than Canada and/or have worked for Dell or its affiliates in a country other than Canada, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of Canada or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will be subject to tax when the cash payment is made to you through local payroll. The cash payment will be subject to income tax at your marginal rate and to Canada Pension Plan, or “CPP” (or Quebec Pension Plan, or “QPP,” for Quebec taxpayers) contributions (to the extent the applicable contribution ceiling has not been exceeded).

You should note that if you do not participate in the offer and instead exercise your outstanding options prior to the effective time of the merger, you should be able to exclude 50% (25% for Quebec taxpayers) of the income you realize upon exercise of the outstanding options (i.e., one-half of the difference between the fair market value of the shares at exercise and the exercise price) from income taxation, but not CPP (or QPP).

If you do participate in the offer, you will continue to be eligible for the 50% (25% for Quebec taxpayers) tax exemption with respect to the cash payment, provided that Dell or your employer elects not to take a corresponding tax deduction equal to the tax payment for Canadian corporate tax purposes.

Withholding and Reporting

Your employer is required to report the cash payment as a bonus on your T4 Statement of Remuneration Paid, or “Form T4,” and to withhold applicable taxes on the cash payment. A copy of the Form T4 filed with the CRA will be delivered to you by the last day of February of the year after the year in which the tax payment is received. You will be responsible for including the cash payment in your annual tax return and for paying any difference between your actual tax liability and the amount withheld by your employer.

SPECIAL NOTICE FOR QUEBEC EMPLOYEES

By accepting the terms and conditions contained in the election form and agreeing to participate in the offer, you further agree to the following:

EACH OPTION HOLDER IN QUEBEC WHO PARTICIPATES IN THE OFFER HEREBY AGREES THAT IT IS THE OPTION HOLDER’S EXPRESS WISH THAT ALL DOCUMENTS EVIDENCING OR RELATING IN ANY WAY TO THE OFFER BE DRAFTED IN THE ENGLISH LANGUAGE ONLY.

CHAQUE ACHETEUR DE L’INTÉRÊT AU QUEBEC QUI SOUSCRIT À DES INTÉRÊTS RECONNAÎT PAR LA PRÉSENTE QUE C’EST SA VOLONTÉ EXPRESSE QUE TOUS LES DOCUMENTS FAISANT FOI OU SE RAPPORTANT DE QUELQUE MANIÈRE À LA VENTE DES INTÉRÊTS SOIENT RÉDIGÉS UNIQUEMENT EN ANGLAIS.

Conversion of Options

If you do not tender your options in the offer, you will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 7

Material Tax Consequences under Laws of Chile

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in Chile. This summary is based on the tax laws in effect in Chile as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than Chile and/or have worked for Dell or its affiliates in a country other than Chile, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of Chile or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will be subject to income tax when the cash payment is made to you through local payroll. Employee social insurance contributions will also be due at a rate of approximately 20.5% to the extent that applicable wage ceilings have not been met (60 Development Units; approximately U.S. $2,056/month).

Withholding and Reporting

Your employer will withhold income tax and social insurance contributions when the cash is paid to you (unless you have already exceeded the applicable income ceiling for social insurance contributions).

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 8

Material Tax Consequences under Laws of Colombia

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in Colombia. This summary is based on the tax laws in effect in Colombia as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than Colombia and/or have worked for Dell or its affiliates in a country other than Colombia, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of Colombia or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will be subject to tax when the cash payment is made to you through local payroll. The cash payment will be classified as labor income. You will be subject to income tax at your marginal rate. Employee social taxes will also be due on the payment at a combined rate of up to approximately 10%, to the extent the employee’s income has not yet exceeded the applicable wage ceiling (COP14,167,500/month; approximately U.S. $7,950).

Withholding and Reporting

Your employer is required to report the cash payment as labor income and withhold any applicable taxes due on the cash payment.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 9

Material Tax Consequences under Laws of Croatia

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in Croatia. This summary is based on the tax laws in effect in Croatia as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than Croatia and/or have worked for Dell or its affiliates in a country other than Croatia, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of Croatia or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will be subject to income tax at a flat rate and social insurance contributions when the cash payment is made to you through local payroll.

Withholding and Reporting

Your employer is required to withhold and report applicable taxes on the cash payment. You are also responsible for reporting the cash payment on your annual personal tax return.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 10

Material Tax Consequences under Laws of the Czech Republic

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in the Czech Republic. This summary is based on the tax laws in effect in the Czech Republic as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than the Czech Republic and/or have worked for Dell or its affiliates in a country other than the Czech Republic, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of the Czech Republic or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You likely will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will be subject to income tax when the cash payment is made to you through local payroll. The cash payment will be treated as salary and will be subject to income tax at the general tax rate and to social insurance and health insurance contributions (to the extent applicable contribution ceilings have not been exceeded).

Withholding and Reporting

Your employer is required to withhold income tax and social insurance and health insurance contributions (to the extent applicable contribution ceilings have not been exceeded) due on the cash payment. Your employer will report the additional income to the tax authorities. You will be required to report the cash payment as salary in your annual personal income tax return. You also will be responsible for paying any difference between the actual tax liability and the amount withheld.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 11

Material Tax Consequences under Laws of Denmark

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in Denmark. This summary is based on the tax laws in effect in Denmark as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than Denmark and/or have worked for Dell or its affiliates in a country other than Denmark, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of Denmark or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will be subject to tax in the income tax year that the cash payment is made to you through local payroll. The cash payment will be treated as employment compensation and will be subject to income tax at your marginal rate and to social insurance contributions.

Favorable tax treatment should apply with respect to the exercise of outstanding options granted before November 21, 2011 that satisfy the requirements under Section 7H of the Tax Assessment Act, provided you have agreed with your employer that Section 7H shall apply. In brief, tax of such options should be deferred until shares are sold, at which time lower capital gains tax rates should apply to the sale proceeds. The same favorable tax treatment will not apply to the cash payment. Therefore, you should carefully consider the tax impact of participating in the offer, and we recommend that you consult your personal tax advisor.

Withholding and Reporting

Your employer will report the cash payment as additional employment compensation to the tax authorities, but likely will not withhold applicable taxes due on the cash payment. In this case, you will be responsible for paying applicable taxes due on the cash payment to the Danish tax authorities.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 12

Material Tax Consequences under Laws of Finland

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in Finland. This summary is based on the tax laws in effect in Finland as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than Finland and/or have worked for Dell or its affiliates in a country other than Finland, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of Finland or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will be subject to tax when the cash payment is made to you through local payroll. The cash payment will be treated as salary and will be subject to income tax at your marginal tax rate. You likely will also be subject to the various social and pension insurance contributions that apply to ordinary salary payments on the cash payment.

Withholding and Reporting

Your employer is required to report the cash payment as salary and to withhold income tax and social and pension insurance contributions due on the cash payment. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 13

Material Tax Consequences under Laws of France

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in France. This summary is based on the tax laws in effect in France as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than France and/or have worked for Dell or its affiliates in a country other than France, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of France or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You likely will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will be subject to tax when the cash payment is made to you through local payroll. The cash payment will be treated as salary for tax and social security purposes and will be subject to income tax at your marginal rate and to social insurance contributions.

Your outstanding options are intended to qualify for the French-specific tax and social regime provided by Sections L. 225-177 to L. 225-186-1 of the French Commercial Code. The same tax treatment does not apply to the cash payment pursuant to the offer. Therefore, you should carefully consider the tax impact of participating in the offer, and we recommend that you consult your personal tax advisor.

Surtax

An additional 3% surtax is due on all income on all types of income from €250,000 for a single person, and a 4% surtax for income from €500,000 for a single person (for a couple or common taxation, the taxation thresholds are €500,000 and €1 million, respectively). This surtax will apply to all kinds of income received (including the cash payment).

Wealth Tax

The cash payment will be included in your personal estate and must be declared to the French tax authorities if the net taxable amount of your personal estate (including you and your household) exceeds the exempt amount for the calendar year, as valued on January 1 of each year.

Withholding and Reporting

Your employer generally is not required to withhold income tax on the cash payment. However, your employer is required to withhold and remit your employee portion of social insurance contributions to the appropriate authorities. In addition, your employer will report the taxable income to the French tax and social authorities on your monthly payroll slip and on the annual declaration of compensation to the social and tax authorities.

You are responsible for reporting and paying any income tax due on the cash payment as part of your personal income tax return, which is usually due by end of May. You must also declare all bank or securities accounts held abroad on your personal income tax return, regardless of whether they are open, current or closed (Form 3916).

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Options to purchase Parent common stock will not qualify for the French-specific tax and social regime provided by Sections L. 225-177 to L. 225-186-1 of the French Commercial Code.

Appendix 14

Material Tax Consequences under Laws of Germany

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in Germany. This summary is based on the tax laws in effect in Germany as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than Germany and/or have worked for Dell or its affiliates in a country other than Germany, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of Germany or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will be subject to tax when the cash payment is made to you through payroll. The cash payment will be treated as salary. You will be subject to income tax at your marginal rate, including a solidarity surcharge and church tax, and to any applicable social insurance contributions (to the extent you have not exceeded any applicable contribution ceilings) on the amount of the cash payment.

The cash payment will not be eligible for any favorable tax treatment. By contrast, your outstanding options may be eligible for a tax deduction on the spread at exercise pursuant to Section 19a or Section 3 No. 39 of the German Income Tax Act (Einkommensteuergesetz), depending on when the options were granted (i.e., prior to, or on or after, April 1, 2009) and subject to satisfaction of certain requirements. Therefore, you should carefully consider the tax impact of participating in the offer, and we recommend that you consult your personal tax advisor.

Withholding and Reporting

Your employer is required to report the cash payment as salary and withhold any taxes, including a solidarity surcharge and church tax, and applicable social insurance contributions (to the extent you have not exceeded any applicable contribution ceiling) due on the cash payment. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock, although there is no clear guidance set forth in the German Income Tax Act.

Appendix 15

Material Tax Consequences under Laws of Greece

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in Greece. This summary is based on the tax laws in effect in Greece as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than Greece and/or have worked for Dell or its affiliates in a country other than Greece, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of Greece or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will be subject to tax when the cash payment is made to you through payroll. The cash payment will be treated as employment income (income from salaried services). You will be subject to income tax at your marginal rate and social insurance contributions (to the extent you have not exceeded any applicable contribution ceilings) on the cash payment.

Withholding and Reporting

Your employer is required to report the cash payment and withhold income tax and social insurance contributions (to the extent you have not exceeded any applicable contribution ceiling) due on the cash payment.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 16

Material Tax Consequences under Laws of Hong Kong

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in Hong Kong. This summary is based on the tax laws in effect in Hong Kong as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than Hong Kong and/or have worked for Dell or its affiliates in a country other than Hong Kong, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of Hong Kong or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will be subject to tax when the cash payment is made to you through local payroll. The cash payment will be subject to salaries tax at your marginal rate and to any applicable Mandatory Provident Fund, or “MPF,” contributions (to the extent applicable contribution ceilings have not been exceeded).

If you do not participate in the offer and exercise your options, you will be subject to salaries tax at the time of the exercise, but the MPF Schemes Authority has issued guidelines that state the income from options is not considered “relevant income” for the purposes of determining contributions to be made to MPF. Therefore, you should carefully consider the tax impact of participating in the offer before deciding whether to participate.

Withholding and Reporting

Your employer likely is not required to withhold any salaries tax due on the cash payment. However, your employer is required to report the cash payment and withhold and report any MPF contributions due on the cash payment. It is your responsibility to pay any salaries tax due on the cash payment.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 17

Material Tax Consequences under Laws of India

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in India. This summary is based on the tax laws in effect in India as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than India and/or have worked for Dell or its affiliates in a country other than India, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of India or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

The cash payment may be treated as capital gain as it relates to the repurchase of options. Based on judicial precedent, however, there is also an argument that no tax will be due as there is no acquisition cost for the options. We recommend that you consult with your personal tax advisor.

If you do not participate in the offer and exercise your options, you will be subject to tax at the time of the exercise. You will owe income tax (plus education cess) at your marginal rate on the difference between the fair market value of the shares (as determined by an Indian Merchant Bank) on the date of exercise and the exercise price. Your employer will withhold these amounts at the time the outstanding options are exercised. In addition, you may not exercise by a sell-to-cover cashless means (or any other cashless means for options to purchase Parent common stock). Therefore, you should carefully consider the tax impact of participating in the offer before deciding whether to participate.

Withholding and Reporting

Your employer will not be required to withhold and report income tax on the cash payment. You are required to report the income you realize from any cash payment on your annual tax return, and pay any tax due as advance tax during the course of the financial year.

Conversion of Options

You likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 18

Material Tax Consequences under Laws of Indonesia

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in Indonesia. This summary is based on the tax laws in effect in Indonesia as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than Indonesia and/or have worked for Dell or its affiliates in a country other than Indonesia, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of Indonesia or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will be subject to tax when the cash payment is made to you through local payroll. The cash payment will be treated as additional employment income and will be subject to income tax at your progressive income tax rate.

Withholding and Reporting

Your employer is required to withhold income tax on the cash payment and report the additional income to the tax authorities.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 19

Material Tax Consequences under Laws of Ireland

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in Ireland. This summary is based on the tax laws in effect in Ireland as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than Ireland and/or have worked for Dell or its affiliates in a country other than Ireland, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of Ireland or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax when you elect to participate in the offer and tender your outstanding options in exchange for the cash payment.

Receipt of Cash Payment

You will be subject to tax when the cash payment is made to you through local payroll. The cash payment will be treated as salary and will be subject to income tax at your marginal rate, the Universal Social Charge, or “USC,” and Pay Related Social Insurance, or “PRSI.”

If you decide not to participate in the offer and exercise your options, you will be subject to income tax, USC and PRSI on the difference between the fair market value of the shares at exercise and the exercise price. However, your employer is not required to withhold the income tax, USC or PRSI amount on the income; you must pay that amount yourself. Your employer will report the income.

Withholding and Reporting

Your employer is required to withhold income tax on the cash payment at your marginal rate and the USC and PRSI. Your employer will report the additional income to the tax authorities. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

Conversion of Options

If you do not participate in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 20

Material Tax Consequences under Laws of Israel

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in Israel. This summary is based on the tax laws in effect in Israel as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than Israel and/or have worked for Dell or its affiliates in a country other than Israel, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of Israel or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when the cash payment is made to you through local payroll.

Withholding and Reporting

Your employer will also withhold and report income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) due on the cash payment. It is your responsibility to report the sale proceeds on your personal tax return and pay any difference between your actual tax liability and the amount withheld.

Conversion of Options

If you do not tender your shares in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 21

Material Tax Consequences under Laws of Italy

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in Italy. This summary is based on the tax laws in effect in Italy as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than Italy and/or have worked for Dell or its affiliates in a country other than Italy, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of Italy or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will be subject to tax when the cash payment is made to you through local payroll. The cash payment will be treated as salary and will be subject to income tax at your marginal tax rate and to any applicable social insurance contributions (to the extent applicable contribution ceilings have not been exceeded).

Because the cash payment relates to the repurchase of options, the cash payment may be considered eligible for favorable social insurance treatment pursuant to a recent position of the Italian Social Security Authority. If you do not participate in the offer and you exercise your options, this favorable social insurance treatment would apply and you would not be subject to social insurance contributions at the time you exercise your outstanding options. In addition, a tax exemption (for the first €2,065 of income from options and other stock awards per year) may apply with respect to income from the exercise of options. The same exemption would not apply to the cash payment. Therefore, you should carefully consider the tax and social insurance impact of participating in the offer before deciding whether to participate.

Withholding and Reporting

Your employer is required to report the cash payment as salary and withhold any taxes and applicable social insurance contributions due on the cash payment. Given the uncertainty, your employer will withhold social insurance contribution on the cash payment. Further, the cash payment will be included in gross annual income for purposes of applicable municipal or regional surcharges, and extraordinary surcharge (due on income exceeding €300,000), which will be calculated during a year-end payroll reconciliation and withheld from your salary at that time.

Foreign Financial Assets Tax

If you hold financial assets (e.g., shares, cash) outside of Italy, you may be subject to a financial assets tax on the value of such assets as of December 31 in each year. If applicable, the tax will be levied at a rate of 0.1% for the 2012 fiscal year and at a rate of 0.15% for subsequent fiscal years. You should consult with your personal tax advisor for additional information about the foreign financial assets tax.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 22

Material Tax Consequences under Laws of Japan

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in Japan. This summary is based on the tax laws in effect in Japan as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than Japan and/or have worked for Dell or its affiliates in a country other than Japan, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of Japan or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will be subject to tax when the cash payment is made to you through local payroll. The cash payment will be treated as salary and will be subject to income tax at your marginal rate and any applicable social insurance contributions (to the extent you have not exceeded any applicable contribution ceilings).

Withholding and Reporting

Your employer is required to report the cash payment as salary and withhold any taxes and applicable social insurance contributions due on the cash payment. This should normally satisfy your individual income tax liability with respect to the cash payment, but you should confirm with your personal tax advisor whether you will have an obligation to file an individual income tax return. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 23

Material Tax Consequences under Laws of Korea

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in the Republic of Korea. This summary is based on the tax laws in effect in the Republic of Korea as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than the Republic of Korea and/or have worked for Dell or its affiliates in a country other than the Republic of Korea, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of the Republic of Korea or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will be subject to tax when the cash payment is made to you through local payroll. The cash payment will be treated as salary and will be subject to income tax at your marginal rate and to any applicable social insurance contributions (to the extent you have not exceeded any applicable contribution ceilings).

Withholding and Reporting

Your employer is not required to report the cash payment as salary or withhold any taxes and applicable social insurance contributions due on the cash payment, provided the cost of the cash payment is borne by Dell. You will be responsible for paying any taxes and applicable social insurance contributions due on the cash payment.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 24

Material Tax Consequences under Laws of Malaysia

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in Malaysia. This summary is based on the tax laws in effect in Malaysia as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than Malaysia and/or have worked for Dell or its affiliates in a country other than Malaysia, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of Malaysia or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will be subject to tax when the cash payment is made to you through local payroll. The cash payment will be treated as salary and will be subject to income tax at your marginal tax rate and to applicable social insurance contributions (to the extent applicable contribution ceilings have not been exceeded).

Due to the uncertainties related to the wording of the legislation recently introduced regulating the social insurance treatment of the income arising from option plans and to the absence of official clarifications on the relevant interpretation, the cash payment is likely not eligible for any favorable social insurance treatment.

By contrast, if you do not participate in the offer, you would not be subject to social insurance contributions at the time you exercise your options due to the legislation previously mentioned. More importantly, if you exercise outstanding vested options prior to the effective date of the merger and the outstanding options were granted to you before January 1, 2006 and the exercise price is equal to the fair market value (as determined under Malaysian law) at grant, no tax should apply at exercise of such options. For options granted on or after January 1, 2006, you would be subject to income tax at exercise on the difference between the exercise price and the lower of (a) the fair market value of the shares at vesting and (b) the fair market value of the shares at exercise. Therefore, you should carefully consider the tax impact of participating in the offer before deciding whether to participate.

Withholding and Reporting

Your employer is required to report the cash payment as salary and withhold any taxes and applicable social insurance contributions due on the cash payment. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 25

Material Tax Consequences under Laws of Mexico

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in Mexico. This summary is based on the tax laws in effect in Mexico as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than Mexico and/or have worked for Dell or its affiliates in a country other than Mexico, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of Mexico or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will be subject to tax when the cash payment is made to you through local payroll. The cash payment will be treated as salary and will be subject to income tax at progressive income tax rates and to any applicable social insurance contributions.

Withholding and Reporting

Your employer is required to report the cash payment as salary and withhold any taxes and applicable social insurance contributions due on the cash payment. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 26

Material Tax Consequences under Laws of Morocco

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in Morocco. This summary is based on the tax laws in effect in Morocco as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than Morocco and/or have worked for Dell or its affiliates in a country other than Morocco, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of Morocco or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will be subject to tax when the cash payment is made to you through local payroll. You will be subject to income tax at your marginal rate and social insurance contributions (to the extent your income has not exceeded the applicable contribution ceiling) on the cash payment.

Withholding and Reporting

Your employer is required to withhold income tax and social insurance contributions and to report the cash payment as part of its annual reporting return on total remuneration. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 27

Material Tax Consequences under Laws of the Netherlands

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in the Netherlands. This summary is based on the tax laws in effect in the Netherlands as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than the Netherlands and/or have worked for Dell or its affiliates in a country other than the Netherlands, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of the Netherlands or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

Except as noted below, you will be subject to tax when the cash payment is made to you through local payroll. You will be subject to income tax at your marginal rate and to any applicable social insurance contributions on the amount of the cash payment.

If your outstanding options vested prior to January 1, 2005 and you were taxed at vesting, the cash payment you receive upon exchange of those outstanding options in the offer is exempt from taxation and any applicable social insurance contributions.

Withholding and Reporting

Your employer is required to report the cash payment and withhold any taxes and applicable social insurance contributions due on the cash payment. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 28

Material Tax Consequences under Laws of Norway

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in Norway. This summary is based on the tax laws in effect in Norway as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than Norway and/or have worked for Dell or its affiliates in a country other than Norway, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of Norway or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will be subject to tax when the cash payment is made to you through local payroll. The cash payment will be treated as salary and will be subject to income tax at your marginal rate and social insurance contributions.

Withholding and Reporting

Your employer is required to withhold income tax on the cash payment at your marginal rate and social insurance contributions. Your employer will report the additional income to the tax authorities. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 29

Material Tax Consequences under Laws of Pakistan

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in Pakistan. This summary is based on the tax laws in effect in Pakistan as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than Pakistan and/or have worked for Dell or its affiliates in a country other than Pakistan, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of Pakistan or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will be subject to income tax when the cash payment is made to you through local payroll.

Withholding and Reporting

Your employer is required to withhold and report income tax due on the cash payment. You are responsible for paying any difference between the actual tax liability and the amount withheld.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 30

Material Tax Consequences under Laws of Panama

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in Panama. This summary is based on the tax laws in effect in Panama as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than Panama and/or have worked for Dell or its affiliates in a country other than Panama, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of Panama or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You likely will be subject to tax when the cash payment is made to you through local payroll. The cash payment will be subject to income tax at your marginal rate and social security contributions.

By contrast, if you do not participate in the offer, you should not be subject to tax if you exercise options and acquire shares due to likely characterization of this income as foreign-sourced.

Withholding and Reporting

Your employer is required to withhold income tax and social security contributions due on the cash payment. Your employer will report the cash payment to the tax authorities. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 31

Material Tax Consequences under Laws of the Philippines

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in the Philippines. This summary is based on the tax laws in effect in the Philippines as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than the Philippines and/or have worked for Dell or its affiliates in a country other than the Philippines, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of the Philippines or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will be subject to tax when the cash payment is made to you through local payroll. The cash payment will be treated as salary and will be subject to income tax at your marginal rate and social security contributions (to the extent applicable contribution ceilings have not been exceeded).

Withholding and Reporting

Your employer is required to withhold income tax on the cash payment and social security contributions (to the extent applicable contribution ceilings have not been exceeded). Your employer will report the additional income to the tax authorities and social security agencies. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 32

Material Tax Consequences under Laws of Poland

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in Poland. This summary is based on the tax laws in effect in Poland as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than Poland and/or have worked for Dell or its affiliates in a country other than Poland, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of Poland or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will be subject to tax when the cash payment is made to you through local payroll. The cash payment will likely be treated as salary and will be subject to income tax at progressive tax rates and social insurance contributions (to the extent applicable contribution ceilings have not been exceeded).

Withholding and Reporting

Your employer is required to withhold income tax on the cash payment and social insurance contributions (to the extent applicable contribution ceilings have not been exceeded). Your employer will report the additional income to the tax authorities. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 33

Material Tax Consequences under Laws of Portugal

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in Portugal. This summary is based on the tax laws in effect in Portugal as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than Portugal and/or have worked for Dell or its affiliates in a country other than Portugal, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of Portugal or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will be subject to tax when the cash payment is made to you through local payroll. The cash payment will be treated as compensation income and will be subject to income tax at your marginal income tax rate. Employee social taxes will also be due at a rate of 23.75% (uncapped) on the cash payment.

Withholding and Reporting

Your employer likely is not required to withhold income tax or social taxes when the cash payment is made to you. You are responsible for reporting and paying the income tax and any social taxes due on the cash payment.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 34

Material Tax Consequences under Laws of Puerto Rico

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in Puerto Rico. This summary is based on the tax laws in effect in Puerto Rico as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a jurisdiction other than Puerto Rico and/or have worked for Dell or its affiliates in a jurisdiction other than Puerto Rico, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of Puerto Rico or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will be subject to tax when the cash payment is made to you through local payroll. You will be subject to income tax and social insurance contributions (to the extent you have not already exceeded the applicable contribution ceiling) on the cash payment.

Withholding and Reporting

Your employer will report and withhold income tax and social insurance contributions (to the extent you have not already exceeded your applicable contribution ceiling) due on the cash payment. It is your responsibility to report the income in your annual tax return. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

Conversion of Options

If you do not tender your options in the offer, you will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 35

Material Tax Consequences under Laws of Russia

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in Russia. This summary is based on the tax laws in effect in Russia as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than Russia and/or have worked for Dell or its affiliates in a country other than Russia, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of Russia or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will be subject to income tax when the cash payment is made to you through local payroll. You will not be subject to any social insurance contributions on the cash payment.

Withholding and Reporting

Your employer will withhold and report income tax due on the cash payment. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 36

Material Tax Consequences under Laws of Singapore

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in Singapore. This summary is based on the tax laws in effect in Singapore as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than Singapore and/or have worked for Dell or its affiliates in a country other than Singapore, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of Singapore or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will be subject to tax in the year following the year in which the cash payment is made to you through local payroll. The cash payment will be subject to income tax at your marginal rate and to any applicable Central Provident Fund contributions.

The cash payment will not be eligible for favorable tax treatment. By contrast, your outstanding options may be eligible for a tax deduction and/or deferral, provided certain conditions are met. You also are unlikely to be subject to any Central Providence Fund contributions on the income from the exercise of your options. Therefore, you should carefully consider the tax impact of participating in the offer before deciding whether to participate.

Withholding and Reporting

Your employer likely is not required to withhold any income tax due on the cash payment. However, your employer is likely required to report the cash payment and withhold and report any applicable Central Provident Fund contributions due on the cash payment. It is your responsibility to report and pay any income tax due on the cash payment.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 37

Material Tax Consequences under Laws of the Slovak Republic

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in the Slovak Republic. This summary is based on the tax laws in effect in the Slovak Republic as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than the Slovak Republic and/or have worked for Dell or its affiliates in a country other than the Slovak Republic, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of the Slovak Republic or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will be subject to tax and social security and health insurance contributions when the payment is made to you through local payroll. The cash payment will be treated as salary and will be subject to income tax and to social security and health insurance contributions (to the extent applicable contribution ceilings have not been exceeded). To the extent that your outstanding options were granted on or before December 31, 2009 and you were subject to tax on the vesting date, it is unlikely that your tax liability on the cash payment will be reduced.

Withholding and Reporting

Your employer is required to withhold income tax at the applicable rate and social security and health insurance contributions (to the extent applicable contribution ceilings have not been exceeded) due on the cash payment. Your employer will report the additional income to the tax, social security and health insurance authorities. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 38

Material Tax Consequences under Laws of South Africa

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in South Africa. This summary is based on the tax laws in effect in South Africa as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than South Africa and/or have worked for Dell or its affiliates in a country other than South Africa, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of South Africa or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will be subject to both income tax and social insurance contributions (to the extent you have not already exceeded the applicable contribution ceilings) when the cash payment is made to you through local payroll.

Withholding and Reporting

Your employer is required to report and withhold income tax and social insurance contributions (to the extent you have not already exceeded the applicable contribution ceilings) due on the cash payment. You are responsible for paying any difference between your actual tax liability and the amount withheld by your employer at vesting.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 39

Material Tax Consequences under Laws of Spain

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in Spain. This summary is based on the tax laws in effect in Spain as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than Spain and/or have worked for Dell or its affiliates in a country other than Spain, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of Spain or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will be subject to tax when the cash payment is made to you through local payroll. The cash payment will be treated as salary and will be subject to income tax at your marginal rate and to social insurance contributions (to the extent applicable contribution ceilings have not been exceeded).

The cash payment will not be eligible for any favorable tax treatment that may apply to options. For example, you may be entitled to a tax exemption on the first €12,000 of eligible option income (and other share-based employment income) received over a calendar year, provided that you hold the shares acquired upon exercise for at least three years after exercise and certain other conditions are met. Therefore, you should carefully consider the tax impact of participating in the offer, and we recommend that you consult your personal tax advisor.

Withholding and Reporting

Your employer is required to withhold income tax and social insurance contributions (to the extent applicable contribution ceilings have not been exceeded) due on the cash payment. Your employer will report the additional income to the tax authorities. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 40

Material Tax Consequences under Laws of Sweden

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in Sweden. This summary is based on the tax laws in effect in Sweden as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than Sweden and/or have worked for Dell or its affiliates in a country other than Sweden, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of Sweden or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will be subject to income tax when the payment is made to you through local payroll. The cash payment will be treated as salary. You will be subject to income tax at your marginal rate, but not social insurance contributions, on the cash payment.

Withholding and Reporting

Your employer is required to withhold income tax on the cash payment. Your employer will report the additional income to the tax authorities. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 41

Material Tax Consequences under Laws of Switzerland

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in Switzerland. This summary is based on the tax laws in effect in Switzerland as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than Switzerland and/or have worked for Dell or its affiliates in a country other than Switzerland, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of Switzerland or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will be subject to tax when the cash payment is made to you through local payroll. The cash payment will be treated as compensation income. You will be subject to income tax (including federal, cantonal and municipal tax) at your marginal income tax rate on the cash payment. This income will also be subject to social insurance contributions (to the extent you have not already exceeded the applicable contribution ceiling).

Withholding and Reporting

Your employer is not required to withhold income tax if you are subject to ordinary tax assessment (i.e., if you are a tax resident of Switzerland or you are a Swiss national or a foreign employee holding a “C” residence permit). Your employer may be required to withhold if you are subject to income taxation at source (e.g., if you are a foreign employee holding a “B” permit or a cross-border employee). In either case, your employer will be required to report income tax on the year-end certificate of salary (Lohnausweis), and is required to withhold any applicable social insurance contributions.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 42

Material Tax Consequences under Laws of Taiwan

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in Taiwan. This summary is based on the tax laws in effect in Taiwan as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than Taiwan and/or have worked for Dell or its affiliates in a country other than Taiwan, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of Taiwan or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will be subject to tax when the cash payment is made to you through local payroll. The cash payment will be subject to income tax at your marginal rate and to applicable social insurance contributions.

If you do not participate in the offer and exercise the options, you will be subject to income tax on the difference between the fair market value of the shares at exercise and the exercise price, but you will not be subject to social insurance contributions on this income. Therefore, you should carefully consider the tax impact of participating in the offer before deciding whether to participate.

Withholding and Reporting

Your employer likely is not required to withhold any income tax or applicable social insurance contributions due on the cash payment, but may be required to report the income. It is your responsibility to report and pay income tax and any applicable social insurance contributions due on the cash payment.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 43

Material Tax Consequences under Laws of Thailand

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in Thailand. This summary is based on the tax laws in effect in Thailand as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than Thailand and/or have worked for Dell or its affiliates in a country other than Thailand, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of Thailand or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will be subject to tax when the cash payment is made to you through local payroll. The cash payment will be subject to income tax at progressive tax rates.

Withholding and Reporting

Your employer will be required to withhold income tax on the cash payment and will report the additional income to the tax authorities.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 44

Material Tax Consequences under Laws of Turkey

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in Turkey. This summary is based on the tax laws in effect in Turkey as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than Turkey and/or have worked for Dell or its affiliates in a country other than Turkey, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of Turkey or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will be subject to tax when the cash payment is made to you through local payroll. The cash payment will be treated as salary and will be subject to income tax at your marginal rate and to social insurance contributions (to the extent applicable contribution ceilings have not been exceeded).

Withholding and Reporting

Your employer is required to withhold income and social insurance contributions (to the extent applicable contribution ceilings have not been exceeded) due on the cash payment. Your employer will report the additional income to the tax authorities. Once the cash payment has been made to you through local payroll, you typically will not have any additional reporting obligation with respect to such payment. In certain particular circumstances, however, you may be required to file a personal annual tax return. We recommend that you consult your personal legal counsel, accountant, financial and/or tax advisor.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 45

Material Tax Consequences under Laws of the United Arab Emirates

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in the United Arab Emirates. This summary is based on the tax laws in effect in the United Arab Emirates as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than the United Arab Emirates and/or have worked for Dell or its affiliates in a country other than the United Arab Emirates, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of the United Arab Emirates or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will not be subject to income tax or social insurance contributions on the cash payment.

Withholding and Reporting

Your employer will not be subject to any tax withholding or reporting obligations in connection with the cash payment as no tax is due in connection with the cash payment.

Conversion of Options

If you do not tender options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 46

Material Tax Consequences under Laws of the United Kingdom

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in the United Kingdom. This summary is based on the tax laws in effect in the United Kingdom as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than the United Kingdom and/or have worked for Dell or its affiliates in a country other than the United Kingdom, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of the United Kingdom or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

The cash payment will be treated as salary income and will be subject to income tax at your marginal rate and to employee National Insurance Contributions. The timing of the taxable event is not certain, but it is likely to be at the time the outstanding options are canceled, rather than when the cash payment is received, to the extent the two events do not occur at the same time.

You should not be liable for any employer National Insurance Contributions with respect to the cash payment, whereas if you exercise options, you will be liable for employer National Insurance Contributions due on the taxable amount realized at exercise of your options. In this case, you will receive a credit against your income tax for any employer National Insurance Contributions that you bear.

Withholding and Reporting

Your employer is required to report the cash payment and withhold any taxes and applicable employee and/or employer National Insurance Contributions due on the cash payment. Your employer may withhold the taxes and applicable employee and/or employer National Insurance Contributions due on the cash payment from your salary. You will be responsible for paying any difference between the actual liability and the amount withheld.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 47

Material Tax Consequences under Laws of Venezuela

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in Venezuela. This summary is based on the tax laws in effect in Venezuela as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than Venezuela and/or have worked for Dell or its affiliates in a country other than Venezuela, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of Venezuela or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

The cash payment in consideration for unvested options in consideration for cash will qualify as Venezuelan-source sporadic salary income and, therefore, will not be subject to income tax liability according to the decision of the Constitutional Chamber of the Venezuelan Supreme Court of February 27, 2007, published in Official Gazette No. 38.635 of March 1, 2007. The cash payment in consideration for vested options will not qualify as salary income. Instead, it will qualify as a foreign-source capital gain subject to income tax liability in Venezuela. Subject to certain limits, you will be entitled to a foreign tax credit. The cash payments in exchange for vested and unvested options will not be subject to social insurance contributions, with the exception of the contributions payable under the Housing and Habitat System.

Due to exchange controls, the remittance of funds out of Venezuela to exercise options is not possible. If you do not elect to participate in the offer, you may not be able to exercise your options, at least after they are converted into options to purchase Parent common stock, when the methods of exercise available to you will be more limited. We recommend that you consult your personal tax advisor regarding this matter.

Withholding and Reporting

Your employer will not be required to withhold income tax or social insurance contributions (with the exception of the contributions payable under the Housing and Habitat System and to the extent applicable contribution ceilings have not been exceeded) on the cash payment. You will be responsible for reporting and paying the income tax liability on the capital gain realized on vested options.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.

Appendix 48

Material Tax Consequences under Laws of Vietnam

The following is a general summary of the material tax consequences of the tender of outstanding options in exchange for a cash payment pursuant to the offer for option holders subject to tax in Vietnam. This summary is based on the tax laws in effect in Vietnam as of the date of the offer to purchase, all of which are subject to change, possibly on a retroactive basis. If these laws, or interpretations of these laws, change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. If you are, or were at any time during the period from the issuance of your options to the date of a cancellation of your tendered options, a citizen or tax resident of a country other than Vietnam and/or have worked for Dell or its affiliates in a country other than Vietnam, the information contained in this summary may not be applicable to you.

The tax consequences associated with participating in this offer are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the underlying facts and circumstances, including your personal situation. This summary may not apply to your particular tax or financial situation, and we are not in a position to assure you of any particular result. Therefore, we recommend that you consult with your own tax and/or legal advisor to determine the consequences of taking or not taking any action concerning your options under the offer and to determine how the laws of Vietnam or other jurisdictions apply to your specific situation.

Tender of Options for Cash Payment

Tender

You will not be subject to tax as a result of the tender of your outstanding options in exchange for a cash payment pursuant to the offer.

Receipt of Cash Payment

You will be subject to tax when the cash payment is made to you through local payroll. The cash payment will be considered employment income and subject to personal income tax at your progressive rate. The cash payment may also be considered securities transfer income, in which case you will be subject to an additional tax at a rate of 0.1% likely payable on the sale price, i.e., cash payment. You will not be subject to social insurance contributions on the cash payment.

After the effective time of the merger, you will not be able to exercise options to purchase Parent common stock using the cashless sell-all method unless the Parent becomes publicly traded, and we cannot assure you that Parent common stock will become publicly traded. Therefore, the value of outstanding options that are converted into options to purchase Parent common stock may be adversely affected. We recommend that you consult your personal tax advisor regarding this matter.

Withholding and Reporting

Your employer is required to withhold income tax when the cash payment is made to you and report the amount paid as employment income. You will be responsible for paying any difference between the actual liability and the amount withheld. You also will be responsible for reporting the employment income you receive in your annual tax return. In addition, you will be responsible for reporting and paying any additional tax payable on the cash payment if it is considered securities transfer income. Due to the uncertainty as to whether the additional tax on securities transfer income applies to the cash payment, you are strongly encouraged to confirm your tax payment and reporting obligations in connection with the cash payment.

Conversion of Options

If you do not tender your options in the offer, you likely will not be subject to tax as a result of the conversion of your outstanding options into options to purchase Parent common stock.